                         PLEASE READ THIS CERTIFICATE CAREFULLY


THE CERTIFICATE VALUES, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. PLEASE REFER TO THE VARIABLE ACCOUNT SECTION FOR ADDITIONAL INFORMATION. WE AGREE TO PAY THE BENEFITS OF THIS CERTIFICATE IN ACCORDANCE WITH ITS TERMS.

The value in the Fixed Account will accumulate at a rate which will not be less than 4% a year; 5 1/2% on Certificate Value securing a Preferred Loan (see page 19). Additional interest in excess of the guaranteed rate may be credited at our discretion.

THE AMOUNT OF THE DEATH BENEFIT AND THE LENGTH OF TIME THIS CERTIFICATE WILL REMAIN IN FORCE MAY BE VARIABLE OR FIXED AS DESCRIBED IN THE DEATH BENEFIT PROVISION OF THIS CERTIFICATE. THE METHOD FOR DETERMINING THE AMOUNT OF THE DEATH BENEFIT IS FOUND ON PAGE 27.

                             RIGHT TO CANCEL

We want you to be satisfied with the certificate you have purchased and we urge you to examine it closely. If for any reason you are not satisfied, you may return the certificate to us or an authorized representative within 10 days after receipt of the certificate.

If you return the certificate, it will be void from the Date of Issue, and you will receive a refund equal to the total of payments made.

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Home Office and

Principal Office:   440 Lincoln Street, Worcester, Massachusetts 01653

This is a legal contract between First Allmerica Financial Life Insurance Company and the owner. It is issued in consideration of the payment shown on the Specifications Page. We agree to pay the benefits of this certificate in accordance with its terms.

          MODIFIED SINGLE PAYMENT VARIABLE LIFE INSURANCE CERTIFICATE

                                NON-PARTICIPATING















FORM 1030-99GRC

                                 TABLE OF CONTENTS

SPECIFICATIONS  ...................................................... 3

DEFINITIONS  ......................................................... 7

GENERAL TERMS ........................................................ 9

INFORMATION ABOUT YOU AND THE BENEFICIARY ............................ 11

WHAT YOU SHOULD KNOW ABOUT:

   THE PAYMENTS   .................................................... 12

   YOUR CERTIFICATE VALUE ............................................ 14

   THE VARIABLE ACCOUNT .............................................. 16

   THE FIXED ACCOUNT ................................................. 19

   TRANSFERS ......................................................... 21

   DOLLAR COST AVERAGING  ............................................ 22

   AUTOMATIC ACCOUNT REBALANCING ..................................... 23

   BORROWING FROM YOUR CERTIFICATE ................................... 24

   SURRENDERS AND PARTIAL WITHDRAWALS  ............................... 25

   THE DEATH BENEFIT ................................................. 27

   THE BENEFIT OPTIONS  .............................................. 28


FORM 1030-99GRC                               2

                                 SPECIFICATIONS

Group Contractholder:   First Allmerica Financial Group Life Insurance Trust
Certificate Number:     Specimen
============================================================================================================

         Certificate Owner:   John Doe

             First Insured:   John Doe                      First Insured's Sex:   Male

       First Insured's Age:   35        First Insured's Underwriting Risk Class:   Standard Non-Smoker

------------------------------------------------------------------------------------------------------------------------

          Second Insured's:   Mary Doe                     Second Insured's Sex:   Female

      Second Insured's Age:   35       Second Insured's Underwriting Risk Class:   Standard Non-Smoker
------------------------------------------------------------------------------------------------------------------------

             Date of Issue:   08/20/1999                          Contract Plan:   Allmerica Estate Optimizer
                                                                                   Modified Single
                                                                                   Payment Variable Life
                                                                                   Insurance Certificate

               Face Amount:   $674,149                  Monthly Processing Date:   1st of each month

                  Owner(s):   John Doe                                    Rider:   [                ]

      Beneficiary at Issue:   Mary Doe                      Rider Date of Issue:   08/20/1999

-----------------------------------------------------------------------------------------------------------------------
                   Payment:   $50,000
           Maximum Payment:   The greater of [$50,000] or [$5,157.47] times the current certificate year.
-----------------------------------------------------------------------------------------------------------------------
        Final Payment Date:   08/20/2064
Initial Payment Allocation:

Variable Accounts                                             Managed by:
-----------------                                             -----------
[4.00%   Select Aggressive Growth                    [Nicholas-Applegate Capital Mgmt.
4.00%    Select Capital Appreciation                 T. Rowe Price Associates, Inc.
5.00%    Select Value Opportunity                    Cramer Rosenthal McGlynn, LLC
4.00%    Select Emerging Markets                     Schroder Capital Mgmt Int'l, Inc.
4.00%    T. Rowe Price Int'l Stock                   Row Price-Fleming Int'l, Inc.
4.00%    Fidelity VIP Overseas                       Fidelity Management & Research Co.
4.00%    Select International Equity                 Bank of Ireland Asset Management
4.00%    Delaware Int'l Eqty Ser                     Delaware Int'l Advisors Ltd.
4.00%    Fidelity VIP Growth                         Fidelity Management & Research Co.
4.00%    Select Growth                               Putnam Investment Management, Inc.
4.00%    Select Strategic Growth                     Cambiar Investors, Inc.
4.00%    Allmerica Growth Fund                       Miller, Anderson & Sherrerd, LLP
4.00%    Allmerica Equity Index                      Allmerica Asset Management, Inc.
4.00%    Fidelity VIP Equity-Income                  Fidelity Management & Research Co.
4.00%    Select Growth & Income                      J.P. Morgan Investment Mgmt, Inc.
4.00%    Fidelity VIP II Asset Mgr.                  Fidelity Management & Research Co.
4.00%    Fidelity VIP High Income                    Fidelity Management & Research Co.
4.00%    Allmerica Invest Grade Inc.                 Allmerica Asset Management, Inc.
4.00%    Select Income                               Standish, Ayer & Wood, Inc.
4.00%    Allmerica Government Bond]                  Allmerica Asset Management, Inc.]

Fixed Account:
30.00%   Initial Interest Rate: 5.25%



FORM 9030AE.1-99J GRC                                         3

                           SPECIFICATIONS (continued)

        First Insured:   John Doe                                    Certificate Number: Specimen
       Second Insured:   Mary Doe
========================================================================================================================

Minimum Additional Payment:                          $10,000
Minimum Fixed Account Interest Rate:                 4% of value not subject to Outstanding Loan
                                                     4% of value securing Outstanding Loan - not preferred loan
                                                     5 1/2% of value securing Outstanding Loan - preferred loan
Outstanding Loan Interest Rate:                      6%
Maximum Loan Amount:                                 90% of Certificate Value less the surrender charge
Minimum Loan Amount:                                 $1,000
Minimum Balance After Withdrawal:                    $25,000
Free Withdrawal Amount:                              10% of Certificate Value
Partial Withdrawal Transaction Charges:              If you withdraw part of your funds, you will pay a transaction charge of
                                                     $25 or 2% of the amount withdrawn, whichever is less.
Partial Withdrawal Surrender Charge:                 You may also pay a surrender charge on any "excess" withdrawal.
                                                     This charge will not be higher than the surrender charge; see page
                                                     25.
Fees and Deductions:                                                    Current                   Guaranteed

Administration Charge:                                        0.20% Annually (1)        0.20% Annually (1)
Distribution Fee (Certificate Years 1 - 10):                  0.90% Annually (1)        0.90% Annually (1)
Federal & State payment Tax Charge (Certificate Year 1):      1.50% Annually (1)        1.50% Annually (1)
Insurance Protection Charge (Certificate Years 1 - 10):       0.30% Annually (1)        See Page 5
Insurance Protection Charge (Certificate Years 11 +):         0.20% Annually (1)        See Page 5
Mortality & Expense Risk Charge:                              0.90% Annually (2)        0.90% Annually (2)
Monthly Maintenance Fee:                                      $2.50  Monthly (3)        $2.50  Monthly (3)

(1) This charge is deducted monthly from the Certificate Value on a Pro Rata basis. The monthly charge is equal to one -twelfth of this factor times the Certificate Value.

(2) This charge is deducted daily from the Variable accounts on a pro rata basis.

(3) This charge is deducted only when the Certificate Value is less than $100.

The insurance protection charge is currently expressed as a percentage of the Certificate Value. This charge will never exceed the maximum guaranteed cost based on the insurance protection amount. The use of a percentage of the Certificate Value is done for simplicity and may not always bear a close relationship to the actual cost of providing the coverage. Changes in this insurance protection charge will be based on our expectations of future mortality, persistency, and expense. Such changes may also be affected by past investment performance to the extent that it affects our expectations as to the future insurance risk. For example, we may increase the percentage of Account
Value used in determining the insurance charge solely as a result of poor past investment performance.

If you have any questions, need information about you coverage or require assistance, please call our Principal Office. The number is 1-800-917-1909.

Any interest credited to the Fixed Account which exceeds 4% is not guaranteed to continue. We have the right to change both the interest rate credited to the Fixed Account and the insurance protection charges, subject to the guarantees in the certificate. The surrender value may become insufficient to continue the certificate in force to the final premium payment date due to the following factors: certificate loans, partial withdrawals, additional riders, increased current insurance protection charges, decreased interest rates credited to the Fixed Account, adverse investment experience of the Variable Account and, if applicable, the amount and frequency of payments. Such changes may require more payments than were illustrated; otherwise the certificate values will be less than illustrated.




FORM 9030AE.1-99J GRC                                         4

                           SPECIFICATIONS (continued)

        First Insured:   John Doe                                    Certificate Number: Specimen
       Second Insured:   Mary Doe
====================================================================================================================

                            GUARANTEED MAXIMUM MONTHLY INSURANCE PROTECTION RATE TABLE

---------------------------------------------------------------------------------------------------------------------
          Age Younger                Insurance Protection              Age Younger               Insurance Protection
            Insured                    Rate Per $1,000                   Insured                    Rate Per $1,000
---------------------------------------------------------------------------------------------------------------------

              35                           0.000217                         65                         0.439078
              36                           0.000703                         66                         0.521200
              37                           0.001289                         67                         0.614749
              38                           0.001993                         68                         0.721506
              39                           0.002834                         69                         0.846015
              40                           0.003872                         70                         0.994310
              41                           0.005115                         71                         1.174155
              42                           0.006577                         72                         1.394700
              43                           0.008295                         73                         1.662531
              44                           0.010299                         74                         1.980498

              45                           0.012685                         75                         2.349532
              46                           0.015474                         76                         2.769071
              47                           0.018745                         77                         3.239642
              48                           0.022562                         78                         3.766606
              49                           0.027067                         79                         4.364118
              50                           0.032434                         80                         5.052298
              51                           0.038844                         81                         5.852153
              52                           0.046605                         82                         6.785037
              53                           0.055953                         83                         7.856533
              54                           0.066934                         84                         9.061063

              55                           0.079933                         85                         10.387235
              56                           0.094971                         86                         11.826072
              57                           0.112050                         87                         13.369670
              58                           0.131727                         88                         15.016091
              59                           0.154948                         89                         16.779858
              60                           0.182582                         90                         18.679678
              61                           0.215910                         91                         20.762219
              62                           0.256952                         92                         23.114261
              63                           0.307443                         93                         25.938583
              64                           0.367923                         94                         29.711151

                                                                            95                         35.461372
                                                                            96                         45.577846
                                                                            97                         66.332209
                                                                            98                         83.333333
                                                                            99                         83.333333
---------------------------------------------------------------------------------------------------------------------

The cost of insurance rates include an expense factor and a mortality factor.
The expense factor covers a portion of our acquisition costs and administrative expenses. The mortality factor is based on the younger insured's: age, sex and underwriting class. The guaranteed rates shown above are based on:

            [Second To Die Life, Male, Age 35, Standard, Non-Smoker]
                     [Female, Age 35, Standard, Non-smoker]
                       [1980 CSO Age Last Birthday Table]

FORM 9030AE.1-99J GRC                                5

                           SPECIFICATIONS (continued)

        First Insured:    John Doe                                    Certificate Number:       Specimen
       Second Insured:    Mary Doe
=====================================================================================================================

                       GUIDELINE MINIMUM SUM INSURED TABLE

---------------------------------------------------------------------------------------------------------------------
              Age                         Percentage                       Age                        Percentage
---------------------------------------------------------------------------------------------------------------------

           0 thru 40                         265%                           59                           149%
              41                             258%                           60                           145%
              42                             251%                           61                           143%
              43                             244%                           62                           141%
              44                             237%                           63                           139%
              45                             230%                           64                           137%
              46                             224%                           65                           135%
              47                             218%                           66                           134%
              48                             212%                           67                           133%
              49                             206%                           68                           132%
              50                             200%                           69                           131%
              51                             193%                           70                           130%
              52                             186%                           71                           128%
              53                             179%                       72 thru 95                       127%
              54                             172%                           96                           120%
              55                             165%                           97                           113%
              56                             161%                           98                           106%
              57                             157%                      99 and over                       100%
              58                             153%
---------------------------------------------------------------------------------------------------------------------



                         SURRENDER CHARGE TABLE (PERCENT OF TOTAL PREMIUM PAYMENTS WITHDRAWN)

                                   --------------------------------------------------------
                                          Certificate             Total Surrender
                                             Year*                     Charge
                                   --------------------------------------------------------

                                               1                       10.00%
                                               2                       9.25%
                                               3                       8.50%
                                               4                       7.75%
                                               5                       7.00%
                                               6                       6.25%
                                               7                       4.75%
                                               8                       3.25%
                                               9                       1.50%
                                               10                         0%
                                   --------------------------------------------------------


  *For a Certificate that lapses and is restored, see Reinstatement provisions.


FORM 9030AE.1-96J GRC                                6


                          DEFINITIONS

AGE                       means how old the Insured is on his/her last birthday
                          measured on the Date of Issue and each certificate anniversary.

APPLICATION               is the form you complete to apply for this certificate.  It shows your payment, payment allocation and other information that enables us to prepare this certificate.  If a medical questionnaire or other forms are required, they become a part of the application.  The application is signed by you and the Insured and becomes a part of this certificate.

ASSIGNEE                  is the person to whom you have transferred your ownership of this certificate.

CERTIFICATE CHANGE        means any change in the Underwriting Risk Class or the addition or deletion of a Rider.

CERTIFICATE VALUE         is the sum of your values in the Variable Account and the Fixed Account.

COMPANY                   means First Allmerica Financial Life Insurance Company, also referred to as we, our and us.

DATE OF ISSUE             is stated on the Specifications Page. Certificate months, years and anniversaries are measured from this date.

EARNINGS                  means the amount by which the Certificate Value exceeds the sum of the payments made less any payments that were previously considered withdrawn.  Earnings are calculated on each Monthly Processing Date.

EVIDENCE OF INSURABILITY  is the information, including medical information, that we use to decide the
                          Underwriting Risk Class of the Insured.

FACE AMOUNT               is the amount of insurance coverage you elect to buy.  The Face Amount is shown on the Specifications Page of the certificate.  Except as otherwise provided in the Paid-Up Insurance Option, the death benefit prior to the Final
                          Payment Date is based on the Face Amount; see the Death Benefit section.

FINAL PAYMENT DATE        is the certificate anniversary before the insured's 100th birthday.  This date is shown on the Specifications Page.  No payments may be made by you after this date.  The net death benefit after this date will equal the Certificate Value minus any Outstanding Loan.

FIXED ACCOUNT             is the part of the Company's General Account to which all or a portion of a payment or transfer may be allocated.

FUND                      is a separate investment series for investment by a Sub-Account of the Variable Account.

GENERAL ACCOUNT           is the assets of the Company that are not allocated to a Separate Account.

GROUP LIFE INSURANCE      means the Group Contract issued by us to the group Contract holder.

CONTRACT OR CONTRACT      indicated on the Specification Page.

HOME OFFICE               means our office located at 440 Lincoln St., Worcester, Massachusetts 01653.


FORM 1030-99GRC                               7



INSURANCE PROTECTION      is the death benefit minus the Certificate Value.
AMOUNT

INSURED                   is the person covered as indicated on the Specifications Page.

MAXIMUM PAYMENT           is determined according to rules in the federal tax law, and will be adjusted as that law changes.  If the Maximum limit applies to this certificate, we will return any excess payment you have made with interest to you within 60 days after the certificate anniversary.  We will pay interest on each refund at the Fixed Account interest rate in effect on the date we receive payment.

MONTHLY INSURANCE         is the amount of money that we deduct from the certificate Value each
PROTECTION CHARGE         month to pay for the insurance; see pages 14 and 15 for details.

MONTHLY PROCESSING DATE   is the date the monthly charges are deducted from the Certificate Value. This date is shown on the Specifications Page.  If the Company is not open on this date, the Monthly Processing
                          Date will be the next business day.

OUTSTANDING LOAN          means all unpaid certificate loans plus interest due or accrued on such loans.

PRO RATA                  refers to an allocation among the Sub-Accounts of the Variable Account and the Fixed Account.
                          A Pro Rata allocation will be in the same proportion that the Certificate Value in each
                          Sub-Account of the Variable Account and the Certificate Value in the Fixed Account (other than value that is subject to Outstanding Loan) have to the total Certificate Value.

RIDER                     is an optional benefit that may be added to your certificate for an additional charge.

SEPARATE ACCOUNT          is a segregated account established by the Company.  The assets are not commingled with the Company's general assets.

SPECIFICATIONS PAGES      contain information specific to your certificate and are located after the Table of
                          Contents.

SUB-ACCOUNTS              are subdivisions of the Variable Account investing exclusively in the shares of one or more Funds.

UNDERWRITING RISK CLASS   means the insurance risk classification that we assign to the Insured based on the information in the Application and any other Evidence of Insurability we obtain.  The Underwriting Risk
                          Class affects the Monthly Insurance Protection Charge and the amount of payments required to keep the certificate in force.

VARIABLE ACCOUNT          is the Company's Separate Account, consisting of Sub-Accounts that invest in the underlying
                          Funds.

WRITTEN REQUEST           is a request you make in written form that is satisfactory to us and filed at our Home Office.

YOU OR YOUR               means the owner of this certificate as shown in the Application or in the latest change filed with us.

FORM 1030-99GRC                           8


                          GENERAL TERMS

ENTIRE CONTRACT           This certificate, with a copy of the Application, and any attached endorsements, is the entire contract between you and us.  The entire contract also includes:  a copy of any
                          Application to change to a better Underwriting Risk Class, any new Specifications Pages, and
                          any supplemental pages issued.  Nothing in the group insurance policy under which this certificate is issued shall invalidate or impair the rights granted to you by law and by this certificate.

                          All statements in the application or enrollment form are considered representations and not warranties.  The Company may not use any statement to contest this certificate or deny a claim unless the statement is in the application or enrollment form.  Our representatives are not permitted to change this certificate or extend the time for making payments.  Only our President, a Vice President or Secretary may change the provisions of this certificate, and then only in writing.

RIGHT TO CONTEST THE      A contest is any action taken by us to cancel your insurance or deny a claim based on material
CERTIFICATE IS LIMITED    misrepresentations  in your Application.  Except for failure to pay premiums, we cannot contest this certificate if it has been in force for two years from the Date of Issue and the Insured is alive at the end of this two-year period.

                          If the Underwriting Risk Class is changed at your request, we cannot contest the change after it has been in force for two years from its effective date and the Insured is alive.

NON-PARTICIPATING         No insurance dividends will be paid on this certificate.

ADJUSTMENT OF COST        We determine the monthly insurance protection charge and Fixed Account interest rates which
FACTORS                   are used to calculate the certificate value, subject to the guarantees noted in this certificate.  Any changes in these charges and rates will be made by underwriting class only, and will be based on changes in our future expectations for such things as: our investment earnings, our expenses, life expectancy rates, and how many certificate owners keep their certificates.

SUICIDE EXCLUSION         If an Insured commits suicide within two years of the Date of Issue of this certificate, we will not pay a death benefit.  The beneficiary will receive only the total amount of payments made to us less any Outstanding Loan and amounts withdrawn.

MISSTATEMENT OF AGE       On the date of death of the insured, the death benefit will be reduced or increased if the
OR SEX                    Age or Sex is misstated.  The adjustment will be based upon the ratio of the Maximum Payment for this certificate to the Maximum Payment for the certificate issued at the correct Age or
                          Sex.

PROTECTION OF BENEFITS    To the extent allowed by law, the benefits provided by this certificate cannot be reached by the beneficiary's creditors.  No beneficiary may assign, transfer, anticipate, or encumber
                          the Certificate Value or benefit unless you                           give them this right.

FORM 1030-99GRC                                9


PERIODIC REPORT           We will mail a report to you at your last known address at least once a year.  This report will provide the following information:

                          -  Certificate Values in each Sub-Account and in the Fixed Account;

                          -  the value of the certificate if surrendered;

                          -  payments made by you and charges deducted by us since the last report;

                          -  the Outstanding Loan and any other information required by law; and

                          -  the death benefit.

FORM 1030-99GRC                            10


                          INFORMATION ABOUT YOU AND THE BENEFICIARY

OWNER                     The original owner of the certificate is shown on the Specifications
                          Page. The owner may change the ownership of this certificate without the consent of any beneficiary.

ASSIGNMENT                You may change the ownership of this certificate by sending us a
                          Written Request.  An absolute assignment will transfer ownership of the certificate from you to another person called the Assignee.

                          You may also assign this certificate as collateral to a collateral Assignee. The limitations on your ownership rights while a collateral assignment is in effect are specified in the assignment.

                          An assignment will take place  when the Written Request is received at our Home
                          Office.  When received, it will take effect on the date it was signed by you.
                          Any rights created by the assignment will be subject to any payments made or actions taken by us before the change is received.  We are not responsible for assuring that any assignment or any Assignee's interest is valid.

BENEFICIARY               You name the beneficiary to receive the net death benefit.  The beneficiary's interest will be affected by any assignment you make.  If you assign this certificate as collateral, all or a portion of the net death benefit will first be paid to the collateral Assignee; any money left over from the amount due the Assignee will go to those otherwise entitled to it.

                          Your choice of beneficiary may be revocable or irrevocable.  You may change a revocable beneficiary at any time by Written Request; but an irrevocable beneficiary must agree to any change in writing.  You will also need an irrevocable beneficiary's permission to exercise other rights and options granted by this certificate.  Unless you have asked otherwise, the beneficiary will be revocable.

                          Any change of the beneficiary must be made while the Insured is living. This change will take place on the date the request is signed, even if the Insured is not living on the day we receive it at the Home Office.  Any rights created by the change will be subject to any payments made, or actions taken, before we receive the Written Request.

                          If a beneficiary dies before the Insured, his or her interest in this certificate will pass to any surviving beneficiaries in proportion to their share in the net death benefit, unless you have requested otherwise.  If all beneficiaries die before the Insured, the net death benefit will pass to you or your estate.

COMMON DISASTER           The common disaster option may be elected by Written Request.  If the common
OPTION                    disaster option is in effect on the date of the Insured's death, the beneficiary must be alive a certain number of days following the Insured's date of death in order to be entitled to receive a benefit; otherwise, we will pay the net death benefit as though the beneficiary died before the Insured. The number of days that the beneficiary must live after the Insured's death is selected by you when you elect the common disaster option.

FORM 1030-99GRC                                11



                          WHAT YOU SHOULD KNOW ABOUT THE PAYMENTS

PAYMENTS                  This certificate will not be in force until the payment is made to us.
                          The payment must be sent to either our Home Office or an authorized representative.  If you request it in writing, we will send you a signed receipt after the payment is received.

                          Except as otherwise provided in the Paid Up Insurance Option, additional payments under the certificate will be permitted prior to the Final Payment Date only under the following circumstances:

                          1.  An additional payment is required to keep the certificate in force according to the Grace Period provisions.

                          2.  An additional payment is required for reinstatement.

                          3.  Additional payments may be made at any time provided the sum of the payments less withdrawals does not exceed the Maximum Payment shown on the
                              Specifications Page.  The minimum amount of the additional payment is indicated on the Specifications Page.

                          Subject to the limitations set forth above, We will accept any payment (or portion thereof) which does not increase the Amount at Risk; see Minimum Death
                          Benefit Provision.  Any payment (or portion thereof) which would increase the
                          Amount at Risk shall be returned to the Certificate Owner by Us.  No additional payments which increase the Amount at Risk will be accepted and no additional death benefit shall be provided until the following conditions have been met:
                          (1) Evidence of Insurability has been received by Us; and (2) We have notified the Certificate Owner that the Insured is in a satisfactory Underwriting Risk
                          Class.  The notification shall include a copy of the Application Form containing the information relied on by Us in making Our determination. The Certificate
                          Owner may make payments which increase the Amount at Risk for 60 days following the date of such notification by Us that the conditions have been met, but not later than the Final Premium Payment Date.

                          A payment received while there is an Outstanding Loan on the certificate will be considered a loan repayment rather than an additional payment.

GRACE PERIOD              This certificate will terminate 62 days after a Monthly Processing Date on which the surrender value is less than zero.  The 62 day period is a grace period.
                          At least 61 days before the end of the grace period, we will mail the owner and any Assignee written notice of the amount of payment that will be required to continue this certificate in force.  We also will send a notice to your last known address at least 15 and not more than 45 days prior to the end of the grace period if the surrender value is not adequate to prevent lapse.  The required payment will be no greater than the amount required to pay the monthly deductions for three months as of the day the grace period began.  If that payment is not paid by the end of the grace period, the certificate will terminate without value.

                          The death benefit during the grace period will be reduced by any overdue charges.  The certificate will lapse if the amount shown in the notice remains unpaid at the end of the grace period.  The certificate terminates on the date of lapse.

FORM 1030-99GRC                                     12


REINSTATEMENT             If this certificate has lapsed or foreclosed for failure to pay loan interest and has not been surrendered, it may be restored (called
                          "reinstated" in this certificate) within three years after the date of default or foreclosure.  We will reinstate the certificate on the Monthly Processing
                          Date following the day we receive all of the following items:

                          -   a written Application for reinstatement;

                          -   Evidence of Insurability showing the Insured is insurable according to our underwriting rules at that time;

                          -   a payment large enough to keep the certificate in force for three months;
                              and

                          -   a payment or reinstatement of any loans against the certificate that existed at the end of the grace period.

                          Your reinstatement payment will be allocated to the Fixed Account until we approve your Application.  At that time, we will transfer the reinstatement payment, plus accrued interest, as you directed in your last payment allocation request.

                          The Certificate Value on the reinstatement date is:

                          -   the payment to reinstate the certificate, including the interest earned from the date we received your payment; plus

                          -   an amount equal to the Certificate Value less any Outstanding Loan on the default date; less

                          -   the monthly deductions due on the reinstatement date.

                          For the purpose of measuring the surrender charge period, the certificate will be reinstated as of the date of default.  The surrender charge on the reinstatement date is the charge that was in effect on the date of default.

REINSTATEMENT OF PAID-UP  If this certificate is in force as paid-up insurance and later terminates
INSURANCE                 for failure to pay certificate loan interest, the paid-up insurance may be reinstated during the insured's lifetime, but no more than three years after the date of foreclosure, by providing us with the following:

                          evidence of insurability showing the insured is acceptable according to our underwriting rules; and

                          payment or reinstatement of the outstanding loan on the date of the default.
                          Interest is payable on this outstanding loan from the date of termination to the date of reinstatement at the interest rate of 6% per year.

                          The date of reinstatement is the later of the date we approve the reinstatement application or the date the payment required to reinstate this certificate is received by us.  The death benefit of the reinstated paid-up insurance will be the same as the death benefit on the date of termination.


FORM 1030-99GRC                                             13


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                          WHAT YOU SHOULD KNOW ABOUT YOUR CERTIFICATE VALUE

                          Your Certificate Value is the sum of the Variable Account value and the Fixed
                          Account value.

ALLOCATION OF INITIAL     If you make a payment with your Application or at any time before your right
PAYMENTS                  to examine the certificate expires, we may put that payment into the Money
                          Market Fund Sub-Account on the date it is received at our Home Office or the
                          Date of Issue, if later.  We will transfer the Certificate Value as you directed in your Application, or by later request, no later than the expiration of the period during which you may exercise your right to cancel the certificate.


MONTHLY DEDUCTION         Beginning on the date this certificate is issued and on
                          every Monthly Processing Date until the Final Payment Date, we will deduct the following monthly charges Pro Rata from the Certificate Value:


                          -   the Administration Charge;

                          -   the Distribution Fee;

                          -   the Federal & State Payment Tax Charge;

                          -   the Insurance Protection Charge; and

                          -   the Monthly Maintenance Fee.

                          Except as otherwise prescribed in the paid-up insurance option, you may choose a sub-account from which this monthly charge will be deducted. These amounts are shown on the Specifications Page of the Certificate.

                          Charges allocated to the Fixed Account will be deducted on a last-in, first-out basis.  This means that we use the most recent payments to pay the fees.

ADMINISTRATION CHARGE     The Administration Charge compensates us for the cost
                          of providing administrative services attributable to this Certificate.

DISTRIBUTION FEE          The Distribution Fee compensates us for distribution expenses.

FEDERAL & STATE PAYMENT   This charge compensates us for federal, state and local taxes we must pay.
TAX CHARGE

INSURANCE PROTECTION      The Insurance Protection Charge compensates us for the cost of
CHARGE                    providing a death benefit in excess of the Certificate Value.  This charge will not exceed the guaranteed maximum Insurance Protection Charge. The guaranteed maximum Insurance Protection Charge for any certificate month is equal to (a) times (b), where;

                          (a)   is the rate shown in the Guaranteed Maximum Monthly Insurance Protection
                                Table shown on the Specifications Page, and

                          (b)   is the Insurance Protection Amount.

FORM 1030-99GRC                                    14

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                          The insurance protection rates actually charged will usually be lower than, and never will be higher than, the guaranteed rates.  We will determine the
                          Insurance Protection charge each month.  Any change in insurance protection rates will apply to all individuals in the same Underwriting Risk Class as the
                          Insured.  We will review the actual insurance protection rates for this certificate whenever we change these rates for new certificates.  In any event, rates will be reviewed no more often than once each year, but not less than once in a five-year period.

MONTHLY MAINTENANCE      The Monthly Maintenance Fee shown on the Specifications Page will be
FEE                      deducted on each Monthly Processing Date.


FORM 1030-99GRC                                                 15

                          WHAT YOU SHOULD KNOW ABOUT THE VARIABLE ACCOUNT

VARIABLE ACCOUNT          The value of your certificate will vary if it is funded
                          through investments in the Sub-Accounts of the Variable Account. This account is separate from our Fixed Account. We have exclusive and absolute ownership and control of all assets, including those in the Variable Account.  However, the portion of assets in the Variable Account equal to the reserves and liabilities of the certificates that are supported by this account will not be charged with liabilities that arise out of any other business we conduct.

                          This account, established to support variable life insurance contracts, called
                          SPVL, is registered with the Securities and Exchange Commission (SEC) as a unit investment trust under the Investment Company Act of 1940.  It is also governed by the laws of the State of Massachusetts and the State of New York.  The laws of the state in which the certificate is delivered will apply.

                          This account has several Sub-Accounts. Each Sub-Account invests its assets in a separate series of a registered investment company (called a "Fund").  We reserve the right, when the law allows, to change the name of the Variable
                          Account or any of its Sub-Accounts.  A list of the available Sub-Accounts in which you may choose to invest is on the Application.


VARIABLE ACCOUNT          The payment you make to us will be allocated to the Money Market Fund Sub-Account
CERTIFICATE VALUE         on the date we receive the payment or the Date of Issue, if it occurs after the date we receive the payment.  This value will be transferred to the Sub-Accounts in accordance with your payment allocation no later than the expiration of the period during which you may exercise your right to cancel the certificate.  Payments made thereafter that are allocated to the Sub-Accounts will purchase additional units of the Sub-Accounts.

                          The number of units purchased in each Sub-Account is equal to the portion of the payment allocated to the Sub-Account, divided by the value of the applicable unit as of the valuation date the payment is received at our Home Office, or on the valuation date that value is transferred to the Sub-Account from another
                          Sub-Account or the Fixed Account.

                          The number of units will remain fixed unless (1) changed by a subsequent split of unit value, or (2) reduced because of a transfer, certificate loan, partial withdrawal, partial withdrawal transaction charge, monthly deductions, surrender or surrender charge allocated to the Sub-Account or (3) changed due to subsequent payments. Any transaction described in (2) will result in the cancellation of an appropriate number of units.  On each valuation date, we will value the assets of each Sub-Account where activity has occurred.  The
                          Certificate Value in a Sub-Account at any time is equal to the number of units this certificate then has in that Sub-Account multiplied by the Sub-Account's unit value.  The value of a unit for any Sub-Account for any valuation period is determined by multiplying that Sub-Account's unit value for the immediately preceding valuation period by the net investment factor for the valuation period for which the unit value is being calculated.  The unit value will reflect the investment advisory fee and other expenses incurred by the registered investment companies.

NET INVESTMENT FACTOR     This measures the investment performance of a Sub-Account during the valuation period that has just ended. The net investment factor is the result of [ (a)
                          plus (b), divided by (c)], minus (d) where:

                          (a)   is the net asset value per share of a Fund share held in the Sub-Account determined at the end of the current valuation period, plus

FORM 1030-99GRC                                                   16



                          (b)   is the per share amount of any dividend or capital gain distributions made by the Fund on shares held in the Sub-Account if the "ex-dividend" date occurs during the current valuation period.

                          (c)   is the net asset value per share of a Fund share held in the Sub-Account determined as of the end of the immediately preceding valuation period.

                          (d)   is a charge for mortality and expense risks in the valuation period. The current mortality and expense risk charge is shown on the Specifications Page.
                                This charge may be increased or decreased, but will never exceed the maximum mortality and expense risk charge shown on the Specifications Page of the
                                Certificate. Expense and mortality results shall not adversely affect this maximum charge.

                          Since the net investment factor may be more or less than one, the unit value may increase or decrease.  You bear the investment risk.  We reserve the right, subject to any required regulatory approvals, to change the method we use to determine the net investment factor.

VALUATION DATES AND       A valuation date is each day that the New York Stock Exchange (NYSE)
PERIODS                   is open for business and any other day that there is enough trading in the Variable Account's underlying portfolio securities to materially affect the value of the Variable Account.  A valuation period is the period between valuation dates.

ADDITION, DELETION OR     We may not change the investment policy of the Variable Account without
SUBSTITUTION OF           the approval of the Insurance Commissioner of Massachusetts and the
INVESTMENTS               Superintendent of Insurance in New York.  This approval process is on file with the Superintendent.

                          We reserve the right, subject to compliance with applicable law, to add, delete, or substitute the shares of a Fund that are held by the Variable Account or that the Variable Account may purchase. We also reserve the right to eliminate the shares of any Fund if they are no longer available for investment, or if we believe investing more in any Fund is no longer appropriate for the purposes of the Variable Account.

                          We will notify you before we substitute any of your shares in the Variable
                          Account.  This will not, however, prevent the Variable Account from buying other shares of underlying securities for other series or classes of policies, or from permitting a conversion between series or classes of policies or certificates when requested by the certificate owner.

                          We reserve the right to establish other Sub-Accounts, and to make them available to any class or series of policies as we think appropriate.  Each new
                          Sub-Account would invest in a new investment company or in shares of another open-end investment company.  We also reserve the right to eliminate or combine existing Sub-Accounts of the Variable Account and to transfer the assets between
                          Sub-Accounts, when allowed by law.

                          If we make any substitutions or changes that we believe are necessary or appropriate, we may make changes in this certificate by written notice to reflect the substitution or change.  If we think it is in the best interests of our certificate owners, we may operate the Variable Account as a management company under the Investment Company Act of 1940, or we may de-register it under that Act if registration is no longer required.  We may also combine it with other Separate Accounts.

FORM 1030-99GRC                                                 17

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                          No material change in the underlying investment policy of a sub-account of the
                          Variable Account shall be made until 60 days have elapsed from the date of such change has been filed with the New York Superintendent of Insurance or such shorter period as the Superintendent may permit.  In the event of a material change in the underlying investment policy of a sub-account of the Variable
                          Account, you will be notified of the change. If you have certificate value in that sub-account, we will transfer it without charge on written request by you to another sub-account of the Variable Account or the Fixed Account.  We must receive your written request within sixty (60) days of the later of (1) the effective date of such change in the investment policy or (2) the receipt of notice of your right to transfer. You may then change your payment and deduction allocation percentages.

FEDERAL TAXES             If we must pay taxes on the Variable Account, we will charge you for that tax.  Although the Variable Account is currently not taxable, we reserve the right to charge for taxes if it becomes taxable.

SPLITTING OF UNITS        We reserve the right to split the value of a unit, to either increase or decrease the number of units.  Any splitting of units will have no material effect on certificate benefits.

FORM 1030-99GRC                                                  18


                          WHAT YOU SHOULD KNOW ABOUT THE FIXED ACCOUNT

FIXED ACCOUNT             The Fixed Account is a part of our General Account.  The General
                          Account consists of all assets owned by us, other than those in the Variable
                          Account and other Separate Accounts.  Except as limited by law, we have sole control over the investment of these General Account assets. You do not share directly in the investment experience of the General Account, but are allowed to allocate and transfer funds into the Fixed Account.


FIXED ACCOUNT INTEREST    The interest rate credited to Certificate Value in the Fixed Account is set
RATES                     by us.  We will review this interest rate from time to time, at least once a year. The following guarantees apply to money in the Fixed Account:

                          -   The interest rate in effect on the Date of Issue is guaranteed until the next certificate anniversary, unless you borrow money from that Certificate
                              Value.

                          -   The interest rate in effect on the day funds are transferred from a
                              Sub-Account of the Variable Account to the Fixed Account is guaranteed until the next certificate anniversary, unless you borrow from that Certificate Value.

                          -   The interest rate in effect on a certificate anniversary is guaranteed for one year for those Certificate Values in the Fixed Account on the certificate anniversary as long as those values remain in the Fixed Account and are not borrowed.

                          -   The interest rate(s) we use for that portion of the Certificate Value that equals the Outstanding Loan  will be at least the minimum rates shown on the
                              Specifications Page.  One of the rates shown is the Preferred Loan Rate which applies only to the portion of the Outstanding Loan that is secured by Earnings.

FIXED ACCOUNT             The Fixed Account certificate value on the date of issue is the net payment
CERTIFICATE VALUE         allocated to the Fixed Account minus the first insurance protection charge allocated to the Fixed Account. On each Monthly Processing Date
                          thereafter, the Certificate Value of the Fixed Account is equal to:

                          -   the Certificate Value in this account on the preceding Monthly Processing
                              Date, if any, increased by one month's interest, plus

                          -   payments received since the last Monthly Processing Date that are allocated to the Fixed Account plus the interest accrued from the date the payments are received by us, plus

                          -   Variable Account Certificate Value transferred to the Fixed Account from any Sub-Accounts since the preceding Monthly Processing Date, increased by interest from the date the Certificate Value is transferred, minus

                          -   Certificate Value transferred from the Fixed Account to a Sub-Account since the preceding Monthly Processing Date and interest accrued on these transfers from the transfer date to the Monthly Processing Date, minus

FORM 1030-99GRC                                               19


                          -   partial withdrawals from the Fixed Account, partial withdrawal transaction charges and surrender charges since the last Monthly Processing Date, interest accrued on these withdrawals, and charges from the withdrawal date to the
                              Monthly Processing Date, minus

                          -   the portion of the Monthly Deductions allocated to the Certificate Value in the Fixed Account.

                          During any certificate month the Fixed Account Certificate Value will be calculated on a consistent basis.  In no event will the Fixed Account
                          Certificate Value be less than the guaranteed cash value shown in the Paid-Up
                          Insurance Table after the paid-up option has been exercised.

BASIS OF VALUE OF THE     We  base the minimum surrender value in the Fixed Account on the
FIXED ACCOUNT             minimum Fixed Account interest rates and mortality table shown on the Specifications Page.  Actual Certificate Values are based on interest and insurance protection rates that we set.  We have filed a detailed description of the way we determine this value with the State Insurance Department. All values equal or exceed the minimums required by law in the state in which this certificate is delivered.

                          In no event will the Fixed Account Certificate Value be less than the guaranteed cash value shown in the Paid-Up Insurance Table after the Paid-Up Option has been exercised.

FORM 1030-99GRC                                                 20


                          WHAT YOU SHOULD KNOW ABOUT TRANSFERS

                          While the certificate is in force other than as paid-up insurance, you may transfer amounts between the Fixed Account and the Sub-Accounts or among
                          Sub-Accounts on request.

                          You may transfer, without charge, all of the Certificate Value in the Variable
                          Account to the Fixed Account once during the first 24 months after the certificate is issued in order to convert to a fixed-only product.  If you do so, future payments will be allocated to the Fixed Account unless you specify otherwise.  All other transfers are subject to the following rules and will be permitted with our approval.

                          The minimum and maximum amounts that may be transferred from the Fixed Account to the Variable Account shall be determined by us.  In no event will our rules provide for a minimum transfer of more than $500. The maximum transfer amount will not be less than the lesser of $10,000 or 10% of the certificate value.

                          Transfers to any sub-account of the Variable Account from the Fixed Account are permitted only if there has been at least a 180-day period since the last transfer from the Fixed Account.  There is no limit on the number of transfers between the sub-accounts of the Variable Account and there is no limit on the number of transfers between the sub-accounts of the Variable Account to the
                          Fixed Account.

                          If a transfer would reduce the Certificate Value in a Sub-Account to less than
                          $100, we reserve the right to include the remaining value in the amount transferred.

                          You will not be charged for the first twelve transfers in a certificate year, but a transfer charge of up to $25 may be made on each additional transfer. Any transfer charge will be deducted from the amount that is transferred. Transfers that result from a certificate loan or repayment of a loan are not subject to these rules.

FORM 1030-99GRC                                       21



                          WHAT YOU SHOULD KNOW ABOUT DOLLAR COST AVERAGING

                          You may elect automatic transfers of at least $100 to be made from one sub-account (called the DCA sub-account in this provision) to one or more of the other sub-accounts of the Variable Account.  We will permit you to designate the
                          Money Market sub-account as the DCA sub-account.  Other sub-accounts or the
                          Fixed Account may be designated by you as the DCA sub-account subject to our consent.

                          Automatic transfers may be made monthly, quarterly, or on any other frequency permitted by the Company.  The Dollar Cost Averaging Option will be treated as one of the twelve free transfers permitted in a year without regard to how many sub-accounts are elected or the transfer frequency.  We reserve the right to limit the number of sub-accounts that may be utilized and we may discontinue this option at any time upon advance written notice to the Owner.

                          If an automatic transfer reduces the balance in the DCA sub-account to less than
                          $100, the entire balance will be transferred proportionately to the chosen
                          Sub-Account(s).

                          The Dollar Cost Averaging Option will end:

                          -   on the date specified in a notice sent by the Company when the remaining amount in the DCA sub-account is zero following an automatic transfer; or;

                          -   upon request.

                          We will send you a written notice when the Dollar Cost Averaging Option ends.
                          Payments allocated to the sub-account designated as the DCA sub-account after this option has ended will not automatically reinstate the option; you must make a new election.

                          The Dollar Cost Averaging Option and the Automatic Rebalancing Option may not be
                          in effect at the same time.

FORM 1030-99GRC                                         22

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                          WHAT YOU SHOULD KNOW ABOUT AUTOMATIC REBALANCING

                          By electing this option you may automatically rebalance the sub-accounts of the
                          Variable Account.  You may direct us to process such transfers monthly, quarterly, or on any other frequency permitted by the Company. When this option is elected, you will designate the percentage allocation for each of the
                          Sub-Accounts chosen.  On each periodic transfer date we will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the designated percentage allocation mix.

                          The automatic Rebalancing Option will be treated as one of the twelve free transfers permitted in a certificate year without regard to how many sub-accounts are elected or the transfer frequency.  If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made.  The arrangement may be terminated on written request.
                          We reserve the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the option upon advance written notice to you.

                          The Dollar Cost Averaging Option and the Automatic Rebalancing Option may not be
                          in effect at the same time.

FORM 1030-99GRC                                            23



                          WHAT YOU SHOULD KNOW ABOUT BORROWING FROM YOUR CERTIFICATE

                          To borrow from this certificate, the only collateral you will need is the certificate itself.

AMOUNT YOU MAY BORROW     Except as otherwise provided in the paid-up insurance
                          option, the maximum loan amount is 90% of the Certificate Value less the surrender charge.  You may borrow an amount subject to the minimum shown on the
                          Specifications Page, up to the maximum loan amount minus any Outstanding Loan.
                          You are advised to consult with a tax advisor before making a Certificate Loan.

                          If you do not specify from which accounts you want to borrow, we will allocate the loan Pro Rata.  In order to secure the Outstanding Loan, we will transfer the Certificate Value in each Sub-Account equal to the certificate loan allocated to each Sub-Account to the Fixed Account.

LOAN INTEREST             You will pay interest on your loan at an annual rate indicated on the Specifications Page.  Interest accrues daily and is payable at the end of each certificate year.  Any interest that is not paid on time will be added to the loan principal and bear interest at the same rate.  If this makes the principal higher than the Certificate Value in the Fixed Account, we will offset this shortfall by transferring funds from the Sub- Accounts to the Fixed
                          Account.  We will allocate the transferred amount among the Sub-Accounts in the same proportion that the value in each Sub-Account has to the total value in all of them.

PREFERRED LOAN            The Preferred Loan is that portion of the Certificate Loan which is secured by Earnings.  The guaranteed minimum interest rate credited to the
                          Certificate Value which secures a Preferred loan is shown in the Specifications
                          Page.

REPAYING THE              You may repay the Outstanding Loan at any time before this certificate
OUTSTANDING LOAN          lapses.  When you repay it, we will transfer the Certificate
                          Value that is securing the loan in the Fixed Account to the various Sub-Accounts and increase the value in them.  You may tell us how to allocate repayments.
                          Otherwise, we will allocate them according to the most recent payment allocation choices you have made.  Loan repayments made to the Variable Account cannot be higher than the amounts you transferred to secure the Outstanding Loan.

FORECLOSURE               If at any time the amount of the Outstanding Loan is higher than the Certificate Value minus the surrender charge, we will terminate the certificate.  We will mail a notice of this termination to the last known address of you and any Assignee.  If the excess Outstanding Loan is not paid within 62 days after this notice is mailed, the certificate will terminate with no value.  You may reinstate this certificate according to the Reinstatement provision.

FORM 1030-99GRC                                            24


                          WHAT YOU SHOULD KNOW ABOUT SURRENDERS AND PARTIAL WITHDRAWALS

SURRENDER                 You may cancel this certificate and receive its surrender value as long as the Insured is living on the date we receive your Written Request at our
                          Home Office.  The certificate will be canceled on that day.  You may choose to receive the surrender value in a lump sum or under a benefit option.

SURRENDER VALUE           Except as otherwise provided in the paid-up insurance option, the surrender value equals the Certificate Value minus the Outstanding Loan and surrender charge.  You will find the surrender charge on the Specifications
                          Page.

PARTIAL WITHDRAWALS       Partial withdrawals are not allowed if your certificate is in force as paid-up insurance.  You may withdraw part of the surrender value on
                          Written Request prior to the Final Payment Date.  Each withdrawal must be at least $1,000.  We will deduct a 2% withdrawal transaction charge (maximum $25)
                          from the Certificate Value each time you make a partial withdrawal.

                          We will not permit a partial withdrawal if it reduces the Certificate Value amount to less than the minimum amount shown on the Specifications Page.

                          The Face Amount will be reduced proportionately based on the ratio of the amount of the partial withdrawal and charges to the Certificate Value on the date of withdrawal.  The Certificate Value will be reduced by the amount of the partial withdrawal, the partial withdrawal transaction charge and any applicable surrender charges.

                          For example, the Face Amount is $500,000 and the Certificate Value is $95,000.
                          If you make a withdrawal of $25,000 (including the partial withdrawal charge and surrender charge), the adjustment will be calculated as follows:

                          1. $25,000 divided by $95,000 = 26.3%

                          2. $500,000 x 26.3 = $131,500 (amount of reduction)

                          3. $500,000 - $131,500 = $368,500 (resulting Face Amount)

                          4. $95,000 - $25,000 = $70,000 (resulting Certificate Value)

FREE WITHDRAWAL AMOUNT    The free withdrawal amount will not be subject to the
                          surrender charge as described on the Specifications Page.  This amount equals
                          (a) minus (b), where:


                          (a)  is the free withdrawal amount shown on the Specifications Page, and

                          (b)  is the total of the withdrawals (or portions of them) made in the same certificate year that were exempt from the surrender charge.

                          The free withdrawal amount is first deducted from Earnings.  Withdrawals in excess of the free withdrawal amount are deducted from payments not previously considered withdrawn on a last-in, first-out basis.  Surrender charges applicable to the excess withdrawal are described on the Specifications Page.

                          If you do not allocate a partial withdrawal and its charges between the Fixed
                          Account and each Sub-Account, we will automatically allocate them Pro Rata.

FORM 1030-99GRC                                      25

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POSTPONEMENT OF           We may postpone any transfer from the Variable Account, or payment
PAYMENT                   allocated to the Variable Account of any  amount payable on:

                          -   surrender

                          -   partial withdrawal

                          -   transfer

                          -   certificate loan

                          -   death of the Insured

                          The postponement will continue during any period when:

                          -   the NYSE is closed for days other than weekends and holidays, or

                          -   the SEC has determined that such an emergency exists that disposal of portfolio securities or valuation of assets is not reasonably practical.

                          We also may postpone any transfer from the Fixed Account or payment of any portion of the amount payable on a surrender, partial withdrawal or certificate loan from the Fixed Account for not more than six months from the day we receive your Written Request and your certificate, if it is required. We will pay interest if our payment is not mailed or delivered within ten days of the date a valid request is made; however, no interest shall be paid if such interest is less than $25 or the delay in payment is pursuant to New York law.  A "valid request" is made when all documentation necessary to complete the transaction is received at Home Office.  The interest rate credited will be the same rate applied to proceeds held by us under Payment Option C.  No payment will be deferred to pay premiums on policies with the Company.

                          PAID UP INSURANCE OPTION

BENEFIT                   This is insurance, usually having a reduced face amount for the lifetime of the insured with no further premiums due.  The amount of paid-up insurance is the amount that the surrender value can purchase for a net single premium at the insured's age and underwriting class on the date this option is exercised.  The paid-up insurance death benefit may not exceed the death benefit in effect on the date this option is exercised, any excess surrender value will be paid to you.

BASIS OF VALUES           The certificate value and net single premium of the paid-up insurance meet the minimum standards which are set by state law.  The net single premium is based on the Commissioners 1980 Standard Ordinary Mortality Table,
                          Smoker or Non-Smoker, Male, Female (or appropriate increases in such tables for non-standard risks).  Interest will not be less than 4 1/2%.  See page 6a for the table showing the guaranteed net single premiums per $1,000 of insurance.

EXERCISE OF OPTION        The paid-up insurance option may be exercised by you on
                          written request. Certificate value in the Variable Account will be transferred to the Fixed Account on the date your written request to exercise this option is received in our Principal Office.  We will issue supplemental specification pages that show the certificate is paid up effective as of the monthly payment date following receipt of the written request.

                          The supplemental specification pages will show:

                          The effective date of paid up insurance,

                          The paid-up death benefit,

                          Guaranteed cash surrender values, and

                          Riders.

FORM 1030-99GRC                                                 26


EFFECT ON THE             After the certificate becomes paid up, no further
CERTIFICATE               payments may be made by you.  You may not make partial withdrawals or transfer funds to the Variable Account; however, you may make certificate loans or surrender the certificate for its net cash value.  Riders will continue only with our consent.  The guaranteed cash value of the paid-up insurance equals the net single premium for the paid-up insurance at the insured's attained age. The net single premium is determined on the same basis as is used for the purchase price of the paid-up insurance.  The net cash value is the cash value less any outstanding loan.  The loan value of paid-up insurance is the amount that, with interest at 6% per year, equals the cash value of the paid-up certificate as of the next certificate anniversary.

                          WHAT YOU SHOULD KNOW ABOUT THE DEATH BENEFIT

NET DEATH BENEFIT         If the Insured dies before the Final Payment Date, we will pay the net death benefit upon receipt at the Home Office of proof of the
                          Insured's death. Except as otherwise provided in the Paid-Up Insurance Option, the net death benefit is the Face Amount at the time of death or the guideline minimum sum insured, if greater, reduced by any Outstanding Loan, rider charges and monthly deductions due and unpaid through the certificate month in which the
                          Insured dies, as well as any partial withdrawals and surrender charges.  We will pay interest from the date of death to the date the net death benefit is paid.
                          If the Insured dies after the Final Payment Date, and the Paid-Up Insurance
                          Option has not been exercised,  we will pay the Certificate Value minus any
                          Outstanding Loans.   We will pay interest from the date we receive the death
                          certificate.  If you choose a lump sum payment, the interest rate will be at least 3% a year, or the minimum rate set by law, if greater.

REQUIRED MINIMUM          In order to qualify as "life insurance" under the federal tax law, this
AMOUNT OF DEATH BENEFIT   certificate must provide a minimum death benefit.  This is called the "guideline minimum sum insured" in the tax code.  This is calculated by multiplying the
                          Certificate Value by the percentages shown in the Guideline Minimum Sum Insured
                          Table on the Specifications Page. The guideline minimum sum insured varies by Age.
                          The amounts shown in the Table are determined according to federal tax law, and will be adjusted according to any changes in that law.

                          CONTINUATION OF INSURED'S COVERAGE AFTER DISCONTINUATION OF THE POLICY

                          If the group policy is discontinued, any certificate then in effect will remain in force under the discontinued policy, provided it is not cancelled or surrendered by the certificate owner.

FORM 1030-99GRC                                         27


                          WHAT YOU SHOULD KNOW ABOUT THE BENEFIT OPTIONS

BENEFIT OPTIONS           You may choose one of the following options for receiving the surrender value or the net death benefit.  We will give the payee a certificate describing the benefit option you selected.  If you make no choice, we will pay the benefits in a single, lump sum.

                          We will pay all benefits from the Fixed Account.  Benefits may not be allocated to the Variable Account.  The amounts payable under these options, for each
                          $1,000 applied, will be:


                          (a)  the rate per $1,000 of benefit based on our non-guaranteed current benefit option rates for this class of certificates, or

                          (b)  the rate in this certificate for the applicable benefit option, whichever is greater.

                          If you choose a benefit option, the beneficiary may, when filing a proof of claim, pay us any amount that otherwise would be deducted from the proceeds.

OPTION A: BENEFITS FOR A  We will make equal payments for any selected number of years up to 30
SPECIFIED NUMBER OF       years.  These payments may be made annually, semi-annually, quarterly
YEARS (TABLE A)           or monthly, whichever you choose.

OPTION B:  LIFETIME       Benefits are based on the age of the person who receives the money (called
MONTHLY BENEFIT (TABLE B) the payee) on the date the first payment will be made.  You may choose one of the three following options to specify when benefits will cease:

                          -   when the payee dies with no further benefits due (Life Annuity);

                          -   when the payee dies but not before the total benefit payments made by us equals the amount applied under this option (Life Annuity with Installment
                               Refund); or

                          -   when the payee dies but not before 10 years have elapsed from the date of the first payment (Life Annuity with Payments Guaranteed for 10 years).

OPTION C: INTEREST        We will pay interest at a rate we determine each year.  It will not be less
BENEFITS                  than 3% per year.  We will make payments annually, semi-annually, quarterly, or monthly, whichever is preferred.  These benefits will stop when the amount left has been withdrawn.  If the payee dies, any unpaid balance plus accrued interest will be paid in a lump sum.

OPTION D: BENEFITS FOR A  Interest will be credited to the unpaid balance and we will make payments
SPECIFIED AMOUNT          until the unpaid balance is gone.  We will credit interest at a rate we determine each year, but not less than 3%.  We will make payments annually, semi-annually, quarterly, or monthly, whichever is preferred. The benefit level chosen must provide for an annual benefit of at least 8% of the amount applied.

OPTION E: LIFETIME        We will pay a benefit jointly to two payees during their joint lifetime.
MONTHLY BENEFITS FOR TWO  After one payee dies, the benefits to the survivor will be:
PAYEES (TABLE E)
                          -   the same as the original amount, or

                          -   in an amount equal to 2/3 of the original amount.


FORM 1030-99GRC                                      28



                          Benefits are based on the payees' ages on the date the first payment is due.
                          Benefits will end when the second payee dies.

SELECTING BENEFIT         The amount we apply under any one option for any one payee must be at least $5,000,
OPTIONS                   and the periodic payment for any one payee must be at least $50.

                          You may change any option you select before the net death benefit is paid, subject to the Owner and Beneficiary provisions.  If you make no selection, the beneficiary may choose an option when the benefits become payable.

                          If the amount of monthly income benefits under Option B for the age of the payee is the same for different periods certain, the payee will be entitled to the longest period certain for the payee's age.

                          You may give the beneficiary the right to change from Option C or D to any other option at any time.  If Option C or D is chosen by the payee when this certificate becomes a claim, the payee may reserve the right to change to any other option.  The payee who elects to change options must be the payee under the option selected.

ADDITIONAL DEPOSITS       An additional deposit may be added to any proceeds when they are applied under Option B and E.  We reserve the right to limit the amount of any additional deposit. We may levy a charge of no more than 3% on any additional deposits.

RIGHTS AND LIMITATIONS    A payee has no right to assign any amount payable under
                          any option, nor to demand a lump sum benefit in place of any amount payable under Options B or E.  A payee will have the right to receive a lump sum in place of installments under Option A.  The payee must provide us with a Written
                          Request to reserve this right.  If the right to receive a lump sum is exercised, we will determine the lump sum benefit at the same interest rates used to calculate the installments.  The amount left under Option C and any unpaid balance under Option D, may be withdrawn only as noted in the Written Request selecting the option.

                          A corporate or fiduciary payee may select only Option A, C or D, subject to our approval.

BENEFIT DATES             The first payment under any option, except Option C, will be due on the date this certificate matures, by death or otherwise, unless another date is designated.  Benefits under Option C begin at the end of the first benefit period.

                          The last payment under any option will be made as stated in the option's description.  However, if a payee under Options B or E dies before the due date of the second monthly payment, the amount applied, minus the first monthly payment, will be paid in a lump sum or under any option other than Option E.
                          This payment will be made to the surviving payee under Option E or the succeeding payee under Option B.

BENEFIT RATES             The Benefit Option Tables show benefit amounts for Option A, B and E. If you choose one of these options, either within five years of the date of surrender or the date the proceeds are otherwise payable, we will apply either the benefit rates listed in the Tables, or the rates we use on the date the proceeds are paid, whichever is more favorable.  Benefits that begin more than five years after that date, or as a result of additional deposits, will be based on the rates we use on the date the first benefit is due.

FORM 1030-99GRC                                          29

                               BENEFIT OPTIONS


                                                   YEARS     ANNUAL    SEMI-ANNUAL    QUARTERLY   MONTHLY
           TABLE A                                   1       1000.00      504.30        253.23      84.65

BENEFITS FOR SPECIFIED NUMBER                        2        508.60      256.49        128.79      43.05

            OF YEARS                                 3        344.86      173.91         87.33      29.19

PAYMENT FOR EACH $1,000 OF CERTIFICATE               4        263.04      132.65         66.61      22.27

          VALUE APPLIED                              5        213.99      107.92         54.19      18.12

These tables are based on an annual interest         6        181.32       91.44         43.92      15.35

         rate of 3 1/2%.                             7        158.01       79.69         40.01      13.38

                                                     8        140.56       70.88         35.59      11.90

                                                     9        127.00       64.05         32.16      10.75

                                                    10        116.18       58.59         29.42       9.83

                                                    11        107.34       54.13         27.18       9.09

                                                    12         99.98       50.42         25.32       8.46

                                                    13         93.78       47.29         23.75       7.94

                                                    14         88.47       44.62         22.40       7.49

                                                    15         83.89       42.31         21.24       7.10

                                                    16         79.89       40.29         20.23       6.76

                                                    17         76.37       38.51         19.34       6.47

                                                    18         73.25       36.94         18.55       6.20

                                                    19         70.47       35.54         17.85       5.97

                                                    20         67.98       34.28         17.22       5.75

                                                    21         65.74       33.15         16.65       5.56

                                                    22         63.70       32.13         16.13       5.39

                                                    23         61.85       31.19         15.66       5.24

                                                    24         60.17       30.34         15.24       5.09

                                                    25         58.62       29.56         14.85       4.96

                                                    26         57.20       28.85         14.49       4.84

                                                    27         55.90       28.19         14.15       4.73

                                                    28         54.69       27.58         13.85       4.63

                                                    29         53.57       27.02         13.57       4.53

                                                    30         52.53       26.49         13.30       4.45

FORM 1030-99GRC                                 30

                            LIFE INCOME OPTION TABLES

                         MONTHLY ANNUITY BENEFIT PAYMENT

                    FOR EACH $1,000 OF CERTIFICATE VALUE APPLIED

                                       TABLE B


                   Life Annuity with
Age  Nearest    Payments Guaranteed for                         Life Annuity with
Birthday              10 Years              "Life Annuity"      Installment Refund

50                    4.22                       4.24                  4.14

51                    4.28                       4.31                  4.19

52                    4.34                       4.37                  4.25

53                    4.41                       4.44                  4.31

54                    4.48                       4.52                  4.37

55                    4.55                       4.59                  4.43

56                    4.63                       4.68                  4.50

57                    4.71                       4.76                  4.57

58                    4.80                       4.86                  4.65

59                    4.89                       4.96                  4.73

60                    4.98                       5.06                  4.82

61                    5.08                       5.18                  4.90

62                    5.19                       5.30                  5.00

63                    5.30                       5.43                  5.10

64                    5.42                       5.56                  5.20

65                    5.55                       5.71                  5.31

66                    5.68                       5.87                  5.43

67                    5.81                       6.04                  5.55

68                    5.96                       6.22                  5.68

69                    6.11                       6.41                  5.81

70                    6.26                       6.62                  5.96

71                    6.43                       6.84                  6.11

72                    6.60                       7.08                  6.27

74                    6.95                       7.62                  6.62

75                    7.13                       7.91                  6.81

These tables are based on an annual interest rate of 31/2% and the 1983(a)

Individual Mortality Table using a blend reflecting 40% of the male rate and 60% of the female rate.

FORM 1030-99GRC                                     31

                       MONTHLY ANNUITY BENEFIT PAYMENT

                FOR EACH $1,000 OF CERTIFICATE VALUE APPLIED


TABLE E1                                                         TABLE E2

Joint and Survivor Life Annuity Older Age                        Joint and Two-Thirds Survivor Life
                                                                                  Annuity Older Age
        50     55       60      65       70      75     80      50     55      60      65     70     75     80
Y       50     3.91    3.97   4.02      4.05   4.07    4.09    4.10   4.25   4.40    4.57    4.76  4.96    5.18

O       55             4.18   4.26      4.32   4.36    4.39    4.41          4.60    4.80    5.02  5.26    5.50

U       60                    4.54      4.65   4.73    4.78    4.81                  5.08    5.35  5.63    5.92

N       65                              5.04   5.19    5.29    5.35                          5.74  6.10    6.46

G       70                                     5.75    5.95    6.08                                6.67    7.15

E       75                                             6.77    7.06                                        8.04

R       80                                                     8.29

A

G

E
                 These tables are based on an annual interest rate of 3 1/2%
      and the 1983(a) Individual Mortality Table using a blend reflecting 40% of the male & 60% of the female rate.

                     MODIFIED SINGLE PAYMENT VARIABLE LIFE INSURANCE CERTIFICATE

                                            NON PARTICIPATING

FORM 1030-99GRC                                     32

                    PLEASE READ THIS CERTIFICATE CAREFULLY



THE CERTIFICATE VALUES, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. PLEASE REFER TO THE VARIABLE ACCOUNT SECTION FOR ADDITIONAL INFORMATION. WE AGREE TO PAY THE BENEFITS OF THIS CERTIFICATE IN ACCORDANCE WITH ITS TERMS.

The value in the Fixed Account will accumulate at a rate which will not be less than 4% a year; 5 1/2% on Certificate Value securing a Preferred Loan (see page 19). Additional interest in excess of the guaranteed rate may be credited at our discretion.

THE AMOUNT OF THE DEATH BENEFIT AND THE LENGTH OF TIME THIS CERTIFICATE WILL REMAIN IN FORCE MAY BE VARIABLE OR FIXED AS DESCRIBED IN THE DEATH BENEFIT PROVISION OF THIS CERTIFICATE. THE METHOD FOR DETERMINING THE AMOUNT OF THE DEATH BENEFIT IS FOUND ON PAGE 27.


                         RIGHT TO CANCEL


We want you to be satisfied with the certificate you have purchased and we urge you to examine it closely. If for any reason you are not satisfied, you may return the certificate to us or an authorized representative within 10 days after receipt of the certificate.

If you return the certificate, it will be void from the Date of Issue, and you will receive a refund equal to the total of payments made.


FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Home Office and
Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653

This is a legal contract between First Allmerica Financial Life Insurance Company and the owner. It is issued in consideration of the payment shown on the Specifications Page. We agree to pay the benefits of this certificate in accordance with its terms.


  MODIFIED SINGLE PAYMENT SECOND-TO-DIE VARIABLE LIFE INSURANCE CERTIFICATE

                             NON-PARTICIPATING



FORM 1030-99GRCJ

                                TABLE OF CONTENTS




SPECIFICATIONS ..................................................  3

DEFINITIONS .....................................................  7

GENERAL TERMS ...................................................  9

INFORMATION ABOUT YOU AND THE BENEFICIARY ....................... 11


WHAT YOU SHOULD KNOW ABOUT:

   THE PAYMENTS ................................................. 12

   YOUR CERTIFICATE VALUE ....................................... 14

   THE VARIABLE ACCOUNT ......................................... 16

   THE FIXED ACCOUNT ............................................ 19

   TRANSFERS .................................................... 21

   DOLLAR COST AVERAGING ........................................ 22

   AUTOMATIC ACCOUNT REBALANCING ................................ 23

   BORROWING FROM YOUR CERTIFICATE .............................. 24


   SURRENDERS AND PARTIAL WITHDRAWALS ........................... 25

   THE DEATH BENEFIT ............................................ 27

   THE BENEFIT OPTIONS .......................................... 28




FORM 1030-99GRCJ                  2

                                 SPECIFICATIONS

      Group Contractholder:   First Allmerica Financial Group Life Insurance Trust
        Certificate Number:   Specimen
============================================================================================================

         Certificate Owner:   John Doe

                   Insured:   John Doe                        Insured's Sex:   Male

             Insured's Age:   35          Insured's Underwriting Risk Class:   Standard Non-Smoker

------------------------------------------------------------------------------------------------------------
             Date of Issue:   08/20/1999                      Contract Plan:   Allmerica Estate Optimizer
                                                                               Modified Single
                                                                               Payment Variable Life
                                                                               Insurance Certificate

               Face Amount:   $361,437              Monthly Processing Date:   1st of each month

                  Owner(s):   John Doe                                Rider:   [                ]

      Beneficiary at Issue:   Mary Doe                  Rider Date of Issue:   08/20/1999

---------------------------------------------------------------------------------------------------
                   Payment:   $50,000
           Maximum Payment:   The greater of [$50,000] or [$4,445.08] times the current certificate year.
        Final Payment Date:   08/20/2064
Initial Payment Allocation:

Variable Accounts                                             Managed by:
-----------------                                             -----------
[4.00%   Select Aggressive Growth                    [Nicholas-Applegate Capital Mgmt.
4.00%    Select Capital Appreciation                 T. Rowe Price Associates, Inc.
4.00%    Select Value Opportunity                    Cramer Rosenthal McGlynn, LLC
4.00%    Select Emerging Markets                     Schroder Capital Mgmt Int'l, Inc.
4.00%    T. Rowe Price Int'l Stock                   Row Price-Fleming Int'l, Inc.
4.00%    Fidelity VIP Overseas                       Fidelity Management & Research Co.
4.00%    Select International Equity                 Bank of Ireland Asset Management
4.00%    Delaware Int'l Eqty Ser                     Delaware Int'l Advisors Ltd.
4.00%    Fidelity VIP Growth                         Fidelity Management & Research Co.
4.00%    Select Growth                               Putnam Investment Management, Inc.
4.00%    Select Strategic Growth                     Cambiar Investors, Inc.
4.00%    Allmerica Growth Fund                       Miller, Anderson & Sherrerd, LLP
4.00%    Allmerica Equity Index                      Allmerica Asset Management, Inc.
4.00%    Fidelity VIP Equity-Income                  Fidelity Management & Research Co.
4.00%    Select Growth & Income                      J.P. Morgan Investment Mgmt, Inc.
4.00%    Fidelity VIP II Asset Mgr.                  Fidelity Management & Research Co.
4.00%    Fidelity VIP High Income                    Fidelity Management & Research Co.
4.00%    Allmerica Invest Grade Inc.                 Allmerica Asset Management, Inc.
4.00%    Select Income                               Standish, Ayer & Wood, Inc.
4.00%    Allmerica Government Bond]                  Allmerica Asset Management, Inc.]

Fixed Account:
30.00%   Initial Interest Rate: 5.25%



FORM 9030AE.1-99S GRC                                         3

                           SPECIFICATIONS (continued)

         Insured:      John Doe                                    Certificate Number:       Specimen
====================================================================================================================

Minimum Additional Payment:                          $10,000
Minimum Fixed Account Interest Rate:                 4% of value not subject to Outstanding Loan
                                                     4% of value securing Outstanding Loan - not preferred loan
                                                     5 1/2% of value securing Outstanding Loan - preferred loan
Outstanding Loan Interest Rate:                      6%
Maximum Loan Amount:                                 90% of Certificate Value less the surrender charge
Minimum Loan Amount:                                 $1,000
Minimum Balance After Withdrawal:                    $25,000
Free Withdrawal Amount:                              10% of Certificate Value
Partial Withdrawal Transaction Charges:              If you withdraw part of your funds, you will pay a transaction charge of $25 or 2% of the amount withdrawn, whichever is less.
Partial Withdrawal Surrender Charge:                 You may also pay a surrender charge on any "excess" withdrawal.
                                                     This charge will not be higher than the certificate surrender charge:
                                                     see page 25.

Fees and Deductions:                                                   Current                   Guaranteed

Administration Charge:                                        0.20% Annually (1)        0.20% Annually (1)
Distribution Fee (Certificate Years 1 - 10):                  0.90% Annually (1)        0.90% Annually (1)
Federal & State payment Tax Charge (Certificate Year 1):      1.50% Annually (1)        1.50% Annually (1)
Insurance Protection Charge (Certificate Years 1 - 10):       0.60% Annually (1)        See Page 5
Insurance Protection Charge (Certificate Years 11 +):         0.40% Annually (1)        See Page 5
Mortality & Expense Risk Charge:                              0.90% Annually (2)        0.90% Annually (2)
Monthly Maintenance Fee:                                      $2.50  Monthly (3)        $2.50 Monthly (3)

(1) This charge is deducted monthly from the Certificate Value on a Pro Rata basis. The monthly charge is equal to one -twelfth of this factor times the Certificate Value.

(2) This charge is deducted daily from the Variable Accounts on a pro rata basis.

(3) This charge is deducted only when the Certificate Value is less than $100.

The insurance protection charge is currently expressed as a percentage of the Certificate Value. This charge will never exceed the maximum guaranteed cost based on the insurance protection amount. The use of a percentage of the Certificate Value is done for simplicity and may not always bear a close relationship to the actual cost of providing the coverage. Changes in this insurance protection charge will be based on our expectations of future mortality, persistency, and expense. Such changes may also be affected by past investment performance to the extent that it affects our expectations as to the future insurance risk. For example, we may increase the percentage of Account
Value used in determining the insurance charge solely as a result of poor past investment performance.

If you have any questions, need information about you coverage or require assistance, please call our Principal Office. The number is 1-800-917-1909.

Any interest credited to the Fixed Account which exceeds 4% is not guaranteed to continue. We have the right to change both the interest rate credited to the Fixed Account and the insurance protection charges, subject to the guarantees in the certificate. The surrender value may become insufficient to continue the certificate in force to the final premium payment date due to the following factors: certificate loans, partial withdrawals, additional riders, increased current insurance protection charges, decreased interest rates credited to the Fixed Account, adverse investment experience of the Variable Account and, if applicable, the amount and frequency of payments. Such changes may require more payments than were illustrated; otherwise the certificate values will be less than illustrated.

FORM 9030AE.1-99S GRC                                         4


                           SPECIFICATIONS (continued)

         Insured:      John Doe                                    Certificate Number:       Specimen
=====================================================================================================================

                            GUARANTEED MAXIMUM MONTHLY INSURANCE PROTECTION RATE TABLE

---------------------------------------------------------------------------------------------------------------------
              Age                    Insurance Protection                  Age                   Insurance Protection
                                       Rate Per $1,000                                              Rate Per $1,000
---------------------------------------------------------------------------------------------------------------------

              35                           0.140000                         65                         1.870000
              36                           0.150000                         66                         2.070000
              37                           0.160000                         67                         2.290000
              38                           0.170000                         68                         2.530000
              39                           0.180000                         69                         2.790000
              40                           0.190000                         70                         3.090000
              41                           0.210000                         71                         3.440000
              42                           0.220000                         72                         3.830000
              43                           0.240000                         73                         4.290000
              44                           0.260000                         74                         4.790000

              45                           0.280000                         75                         5.330000
              46                           0.310000                         76                         5.900000
              47                           0.330000                         77                         6.510000
              48                           0.360000                         78                         7.150000
              49                           0.390000                         79                         7.840000
              50                           0.420000                         80                         8.620000
              51                           0.460000                         81                         9.490000
              52                           0.510000                         82                         10.500000
              53                           0.560000                         83                         11.620000
              54                           0.620000                         84                         12.860000

              55                           0.680000                         85                         14.170000
              56                           0.750000                         86                         15.560000
              57                           0.830000                         87                         17.000000
              58                           0.910000                         88                         18.480000
              59                           1.010000                         89                         20.040000
              60                           1.110000                         90                         21.690000
              61                           1.230000                         91                         23.480000
              62                           1.360000                         92                         25.500000
              63                           1.510000                         93                         27.960000
              64                           1.690000                         94                         31.380000

                                                                            95                         36.790000
                                                                            96                         46.580000
                                                                            97                         67.040000
                                                                            98                         83.330000
                                                                            99                         83.330000
---------------------------------------------------------------------------------------------------------------------

The cost of insurance rates include an expense factor and a mortality factor.
The expense factor covers a portion of our acquisition costs and administrative expenses. The mortality factor is based on the insured's: age, sex and underwriting class. The guaranteed rates shown above are based on:


                [Single life, Male, Age 35, Standard, Non-Smoker]
                   Based on 1980 CSO Age Last Birthday Table]


FORM 9030AE.1-99S GRC                                5

                           SPECIFICATIONS (continued)
         Insured:      John Doe                                    Certificate Number:       Specimen
=====================================================================================================================

                       GUIDELINE MINIMUM SUM INSURED TABLE

---------------------------------------------------------------------------------------------------------------------
              Age                         Percentage                       Age                        Percentage
---------------------------------------------------------------------------------------------------------------------
              35                             265%                           68                           132%
              36                             265%                           69                           131%
              37                             265%                           70                           130%
              38                             265%                           71                           128%
              39                             265%                           72                           127%
              40                             265%                           73                           127%
              41                             258%                           74                           127%
              42                             251%                           75                           127%
              43                             244%                           76                           127%
              44                             237%                           77                           127%
              45                             230%                           78                           127%
              46                             224%                           79                           127%
              47                             218%                           80                           127%
              48                             212%                           81                           127%
              49                             206%                           82                           127%
              50                             200%                           83                           127%
              51                             193%                           84                           127%
              52                             186%                           85                           127%
              53                             179%                           86                           127%
              54                             172%                           87                           127%
              55                             165%                           88                           127%
              56                             161%                           89                           127%
              57                             157%                           90                           127%
              58                             153%                           91                           127%
              59                             149%                           92                           127%
              60                             145%                           93                           127%
              61                             143%                           94                           127%
              62                             141%                           95                           127%
              63                             139%                           96                           120%
              64                             137%                           97                           113%
              65                             135%                           98                           106%
              66                             134%                           99                           100%
              67                             133%
              67                             133%
---------------------------------------------------------------------------------------------------------------------


                       SURRENDER CHARGE TABLE (PERCENT OF TOTAL PREMIUM PAYMENTS WITHDRAWN)

                                   --------------------------------------------------------
                                          Certificate             Total Surrender
                                             Year*                     Charge
                                   --------------------------------------------------------

                                               1                       10.00%
                                               2                       9.25%
                                               3                       8.50%
                                               4                       7.75%
                                               5                       7.00%
                                               6                       6.25%
                                               7                       4.75%
                                               8                       3.25%
                                               9                       1.50%
                                               10                         0%
                                   --------------------------------------------------------

                   *For a Certificate that lapses and is restored, see Reinstatement provisions.

FORM 9030AE.1-99S GRC                                6

                                DEFINITIONS


AGE                            means the ages of the insureds on his/her last birthday measured on the
                               Date of Issue and each certificate anniversary.

APPLICATION                    is the form both insureds complete to apply for this certificate.  It shows your payment, payment allocation and other information that enables us to prepare this certificate.  If a medical questionnaire or other forms are required, they become a part of the application.  The application is signed by you and both insureds and becomes a part of this certificate.

ASSIGNEE                       is the person to whom you have transferred your ownership of this certificate.

CERTIFICATE CHANGE             means any change in the Underwriting Risk Class or the addition or deletion of a Rider.

CERTIFICATE VALUE              is the sum of your values in the Variable Account and the Fixed Account.

COMPANY                        means First Allmerica Financial Life Insurance Company, also referred to as we, our and us.

DATE OF ISSUE                  is stated on the Specifications Page.  Certificate months, years and anniversaries are measured from this date.

EARNINGS                       means the amount by which the Certificate Value exceeds the sum of the payments made less any payments that were previously considered withdrawn.
                               Earnings are calculated on each Monthly Processing Date.

EVIDENCE OF INSURABILITY       is the information, including medical information, that we use to determine an insured's class of risk.

FACE AMOUNT                    is the amount of insurance coverage you elect to buy.  The Face Amount is shown on the Specifications Page of the certificate.  Except as otherwise provided in the Paid-Up Insurance Option, the death benefit prior to the Final Payment Date is based on the Face Amount; see the Death Benefit section.

FINAL PAYMENT DATE             is the certificate anniversary before the younger insured's 100th birthday.
                               This date is shown on the Specifications Page.  No payments may be made by you after this date.  The net death benefit after this date will equal the
                               Certificate Value minus any Outstanding Loan.

FIXED ACCOUNT                  is the part of the Company's General Account to which all or a portion of a payment or transfer may be allocated.

FUND                           is a separate investment series for investment by a Sub-Account of the
                               Variable Account.

GENERAL ACCOUNT                is the assets of the Company that are not allocated to a Separate Account.

GROUP LIFE INSURANCE           means the Group Contract issued by us to the group Contract holder

CONTRACT OR CONTRACT           indicated on the Specification Page.

HOME OFFICE                    means our office located at 440 Lincoln St., Worcester, Massachusetts 01653.



FORM 1030-99GRCJ                  7





INSURANCE PROTECTION           is the death benefit minus the Certificate Value.
AMOUNT

INSURED                        means the First Insured and the Second Insured as indicated on the
                               Specifications Page.  All provisions of the Certificate that are based on the death of the "Insured" will be based on the date of death of the last survivor of the persons named.

MAXIMUM PAYMENT                is determined according to rules in the federal tax law, and will be adjusted as that law changes.  If the Maximum limit applies to this certificate, we will return any excess payment you have made with interest to you within 60 days after the certificate anniversary.  We will pay interest on each refund at the Fixed Account interest rate in effect on the date we receive payment.

MONTHLY INSURANCE              is the amount of money that we deduct from the certificate Value each
PROTECTION CHARGE              month to pay for the insurance; see pages 14 and 15 for details.

MONTHLY PROCESSING DATE        is the date the monthly charges are deducted from the Certificate Value.
                               This date is shown on the Specifications Page.  If the Company is not open on this date, the Monthly Processing Date will be the next business day.

OUTSTANDING LOAN               means all unpaid certificate loans plus interest due or accrued on such loans.

PRO RATA                       refers to an allocation among the Sub-Accounts of the Variable Account and the Fixed Account.  A Pro Rata allocation will be in the same proportion that the Certificate Value in each Sub-Account of the Variable Account and the
                               Certificate Value in the Fixed Account (other than value that is subject to
                               Outstanding Loan) have to the total Certificate Value.

RIDER                          is an optional benefit that may be added to your certificate for an additional charge.

SECOND-TO-DIE                  means the last of the Insureds to die.

SEPARATE ACCOUNT               is a segregated account established by the Company.  The assets are not commingled with the Company's general assets.

SPECIFICATIONS PAGES           contain information specific to your certificate and are located after the
                               Table of Contents.

SUB-ACCOUNTS                   are subdivisions of the Variable Account investing exclusively in the shares of one or more Funds.

UNDERWRITING RISK CLASS        means the insurance risk classification that we assign to each Insured based on the information in the Application and any other Evidence of Insurability we obtain.  The
                               Underwriting Risk Class affects the Monthly Insurance Protection Charge and the amount of payments required to keep the certificate in force.

VARIABLE ACCOUNT               is the Company's Separate Account, consisting of Sub-Accounts that invest in the underlying Funds.

WRITTEN REQUEST                is a request you make in written form that is satisfactory to us and filed at our
                               Home Office.

YOU OR YOUR                    means the owner of this certificate as shown in the Application or in the latest change filed with us.


FORM 1030-99GRCJ                  8





                               GENERAL TERMS




ENTIRE CONTRACT                This certificate, with a copy of the Application, and any attached endorsements, is the entire contract between you and us.  The entire contract also includes: a copy of any Application to change to a better
                               Underwriting Risk Class, any new Specifications Pages, and any supplemental pages issued.  Nothing in the group insurance policy under which this certificate is issued shall invalidate or impair the rights granted to you by law and by this certificate.

                               All statements in the application or enrollment form are considered representations and not warranties.  The Company may not use any statement to contest this certificate or deny a claim unless the statement is in the application or enrollment form.  Our representatives are not permitted to change this certificate or extend the time for making payments.  Only our President, a
                               Vice President or Secretary may change the provisions of this certificate, and then only in writing.

RIGHT TO CONTEST THE           A contest is any action taken by us to cancel your insurance or deny a claim based
CERTIFICATE IS LIMITED         on material misrepresentations  in your Application. Except for failure to pay premiums, we cannot contest this certificate if it has been in force for two years from the Date of Issue and either Insured is alive at the end of this two-year period.

                               If the Underwriting Risk Class is changed at your request, we cannot contest the change after it has been in force for two years from its effective date and either Insured is alive.

NON-PARTICIPATING              No insurance dividends will be paid on this certificate.

ADJUSTMENT OF                  We determine the monthly insurance protection charge and Fixed Account
COST FACTORS                   interest rates which are used to calculate the certificate value, subject to the guarantees noted in this certificate.  Any changes in these charges and rates will be made by underwriting class only, and will be based on changes in our future expectations for such things as: our investment earnings, our expenses, life expectancy rates, and how many certificate owners keep their certificates.

SUICIDE EXCLUSION              The risk of suicide of either insured within two years of the date of issue of this policy is not assumed.  In such event, the policy will be exchanged as of the original date of issue for a modified single premium adjustable life insurance policy without evidence of insurability on the life of the surviving insured.  The face amount of the new policy will be the amount which can be purchased by the premiums which have been paid less any policy loans and partial withdrawals at the guideline single premium for the new policy. Alternatively, the Company will issue a policy having the same face amount as this policy on the date of exchange upon receipt of the required additional premium.  This additional premium will be the guideline single premium for the face amount of the new policy less the premiums paid on this policy reduced by any policy loans and partial withdrawals.  The time periods in the suicide and incontestability provisions of the new policy will expire on the same date as such provisions in the policy would have expired.  In the alternative, upon written request of the owner, the Company will pay to the owner the sum of the premiums paid less the sum of any outstanding debt and partial withdrawal amounts, and the policy will cease and become void.

NOTICE OF FIRST-TO-DIE         Upon the death of the insured who dies first, the owner agrees to mail to the Principal
                               Office, within 90 days of such death or as soon thereafter as is reasonably possible, due proof of such death.



FORM 1030-99GRCJ                  9








MISSTATEMENT OF AGE OR         On the date of death of the Second-to-Die, the death benefit will be reduced or
SEX                            increased if the Age or Sex of either or both insureds is misstated.  The adjustment will be based upon the ratio of the Maximum Payment for this certificate to the Maximum Payment for the certificate issued at the correct Age or Sex immediately prior to the date of death of the Second to Die.

PROTECTION OF BENEFITS         To the extent allowed by law, the benefits provided by this certificate cannot be reached by the beneficiary's creditors.  No beneficiary may assign, transfer, anticipate, or encumber the Certificate Value or benefit unless you give them this right.

PERIODIC REPORT                We will mail a report to you at your last known address at least once a year.  This report will provide the following information:

                               -   Certificate Values in each Sub-Account and in the Fixed Account;

                               -   the value of the certificate if surrendered;

                               -   payments made by you and charges deducted by us since the last report;

                               -   the Outstanding Loan and any other information required by law; and

                               -   the death benefit.


FORM 1030-99GRCJ                  10







                               INFORMATION ABOUT YOU AND THE BENEFICIARY

OWNER                          The First Insured is the owner of this certificate  unless another is named as owner in the application.  The original owner of the certificate is shown on the Specifications Page.  The owner may change the ownership of this certificate without the consent of any beneficiary.



ASSIGNMENT                     You may change the ownership of this certificate by sending us a
                               Written Request.  An absolute assignment will transfer ownership of the certificate from you to another person called the Assignee.

                               You may also assign this certificate as collateral to a collateral Assignee. The limitations on your ownership rights while a collateral assignment is in effect are specified in the assignment.

                               An assignment will take place  when the Written Request is received at our Home
                               Office.  When received, it will take effect on the date it was signed by you.
                               Any rights created by the assignment will be subject to any payments made or actions taken by us before the change is received.  We are not responsible for assuring that any assignment or any Assignee's interest is valid.



BENEFICIARY                    You name the beneficiary to receive the net death benefit.  The beneficiary's interest will be affected by any assignment you make.  If you assign this certificate as collateral, all or a portion of the net death benefit will first be paid to the collateral Assignee; any money left over from the amount due the Assignee will go to those otherwise entitled to it.

                               Your choice of beneficiary may be revocable or irrevocable.  You may change a revocable beneficiary at any time by Written Request; but an irrevocable beneficiary must agree to any change in writing.  You will also need an irrevocable beneficiary's permission to exercise other rights and options granted by this certificate.  Unless you have asked otherwise, the beneficiary will be revocable.


                               Any change of the beneficiary may be made while either of the insureds is living. This change will take place on the date the request is signed, even if neither insured is living on the day we receive it at the Home Office. Any rights created by the change will be subject to any payments made, or actions taken, before we receive the Written Request.

                               If a beneficiary dies before the second-to-die, his or her interest in this certificate will pass to any surviving beneficiaries in proportion to their share in the net death benefit, unless you have requested otherwise.  If all beneficiaries die before the Insured, the net death benefit will pass to you or your estate.

COMMON DISASTER                The common disaster option may be elected by Written Request while either
OPTION                         insured is living.  If the common disaster option is in effect on the date of the Insured's death, the beneficiary must be alive a certain number of days following the Insured's date of death in order to be entitled to receive a benefit; otherwise, we will pay the net death benefit as though the beneficiary died before the Insured. The number of days that the beneficiary must live after the Insured's death is selected by you when you elect the common disaster option.


FORM 1030-99GRCJ                  11





                               WHAT YOU SHOULD KNOW ABOUT THE PAYMENTS


PAYMENTS                       This certificate will not be in force until the payment is made to us.
                               The payment must be sent to either our Home Office or an authorized representative.  If you request it in writing, we will send you a signed receipt after the payment is received.

                               Except as otherwise provided in the Paid Up Insurance Option, additional payments under the certificate will be permitted prior to the Final Payment Date only under the following circumstances:

                               1.    An additional payment is required to keep the certificate in force according to the Grace Period provisions.

                               2.    An additional payment is required for reinstatement.

                               3.    Additional payments may be made at any time provided the sum of the payments less withdrawals does not exceed the Maximum Payment shown on the
                                     Specifications Page.  The minimum amount of the additional payment is indicated
                                     on the Specifications Page.

                               Subject to the limitations set forth above, We will accept any payment (or portion thereof) which does not increase the Amount at Risk; see Minimum Death
                               Benefit Provision.  Any payment (or portion thereof) which would increase the
                               Amount at Risk shall be returned to the Certificate Owner by Us.  No additional payments which increase the Amount at Risk will be accepted and no additional death benefit shall be provided until the following conditions have been met:
                               (1) Evidence of Insurability has been received by Us; and (2) We have notified the Certificate Owner that the Insured is in a satisfactory Underwriting Risk
                               Class.  The notification shall include a copy of the Application Form containing the information relied on by Us in making Our determination. The Certificate
                               Owner may make payments by Us that the conditions have been met, but not later than the Final Premium Payment Date.

                               A payment received while there is an Outstanding Loan on the certificate will be considered a loan repayment rather than an additional payment.

GRACE PERIOD                   This certificate will terminate 62 days after a Monthly Processing Date on which the surrender value is less than zero.  The 62 day period is a grace period.  At least 61 days before the end of the grace period, we will mail the owner and any
                               Assignee written notice of the amount of payment that will be required to continue this certificate in force.  We also will send a notice to your last known address at least 15 and not more than 45 days prior to the end of the grace period if the surrender value is not adequate to prevent lapse.  The required payment will be no greater than the amount required to pay the monthly deductions for three months as of the day the grace period began.  If that payment is not paid by the end of the grace period, the certificate will terminate without value.

                               The death benefit during the grace period will be reduced by any overdue charges.  The certificate will lapse if the amount shown in the notice remains unpaid at the end of the grace period.  The certificate terminates on the date of lapse.


FORM 1030-99GRCJ                  12






REINSTATEMENT                  If this certificate has lapsed or foreclosed for failure to pay loan interest and has not been surrendered, it may be restored (called
                               "reinstated" in this certificate) before the death of the second-to-die within three years after the date of default or foreclosure.  We will reinstate the certificate on the Monthly Processing Date following the day we receive all of the following items:

                               -   a written Application for reinstatement;

                               -   Evidence of Insurability showing the insureds are insurable according to our underwriting rules at that time;

                               -   a payment large enough to keep the certificate in force for three months;
                                   and

                               -   a payment or reinstatement of any loans against the certificate that existed at the end of the grace period.

                               You may not reinstate if one of the insureds dies after the date of lapse or foreclosure.

                               Your reinstatement payment will be allocated to the Fixed Account until we approve your Application.  At that time, we will transfer the reinstatement payment, plus accrued interest, as you directed in your last payment allocation request.

                               The Certificate Value on the reinstatement date is:

                               -   the payment to reinstate the certificate, including the interest earned from the date we received your payment; plus

                               -   an amount equal to the Certificate Value less any Outstanding Loan on the default date; less

                               -   the monthly deductions due on the reinstatement date.

                               For the purpose of measuring the surrender charge period, the certificate will be reinstated as of the date of default.  The surrender charge on the reinstatement date is the charge that was in effect on the date of default.

REINSTATEMENT OF PAID-UP       If this certificate is in force as paid-up insurance and later terminates
INSURANCE                      for failure to pay certificate loan interest, the paid-up insurance may be reinstated during the insured's lifetime, but no more than three years after the date of foreclosure, by providing us with the following:

                               evidence of insurability showing the insured is acceptable according to our underwriting rules; and

                               payment or reinstatement of the outstanding loan on the date of the default.
                               Interest is payable on this outstanding loan from the date of termination to the date of reinstatement at the interest rate of 6% per year.

                               Paid-up insurance may be reinstated only if both insureds are alive on the date of reinstatement. The date of reinstatement is the later of the date we approve the reinstatement application or the date the payment required to reinstate this certificate is received by us.  The death benefit of the reinstated paid-up insurance will be the same as the death benefit on the date of termination.


FORM 1030-99GRCJ                  13





                               WHAT YOU SHOULD KNOW ABOUT YOUR CERTIFICATE VALUE

                               Your Certificate Value is the sum of the Variable Account value and the Fixed
                               Account value.

ALLOCATION OF INITIAL          If you make a payment with your Application or at any time before your
PAYMENTS                       right to examine the certificate expires, we may put that payment into the Money Market Fund Sub-Account on the date it is received at our Home Office or the Date of Issue, if later.  We will transfer the Certificate Value as you directed in your Application, or by later request, no later than the expiration of the period during which you may exercise your right to cancel the certificate.

MONTHLY DEDUCTION              Beginning on the date this certificate is issued and on every Monthly Processing
                               Date until the Final Payment Date, we will deduct the following monthly charges
                               Pro Rata from the Certificate Value:

                               -   the Administration Charge;

                               -   the Distribution Fee;

                               -   the Federal & State Payment Tax Charge;

                               -   the Insurance Protection Charge; and

                               -   the Monthly Maintenance Fee.

                               Except as otherwise prescribed in the paid-up insurance option, you may choose a sub-account from which this monthly charge will be deducted. These amounts are shown on the Specifications Page of the Certificate.

                               Charges allocated to the Fixed Account will be deducted on a last-in, first-out basis.  This means that we use the most recent payments to pay the fees.

ADMINISTRATION CHARGE          The Administration Charge compensates us for the cost of providing administrative services attributable to this Certificate.

DISTRIBUTION FEE               The Distribution Fee compensates us for distribution expenses.

FEDERAL & STATE PAYMENT        This charge compensates us for federal, state and local
TAX CHARGE                     taxes we must pay.


INSURANCE PROTECTION           The Insurance Protection Charge compensates us for the cost of providing a death
CHARGE                         benefit in excess of the Certificate Value.  This charge will not exceed the guaranteed maximum Insurance Protection Charge.  The guaranteed maximum
                               Insurance Protection Charge for any certificate month is equal to (a)
                               times (b), where;

                               (a)  is the rate shown in the Guaranteed Maximum Monthly Insurance Protection
                                    Table shown on the Specifications Page, and

                               (b)  is the Insurance Protection Amount.


FORM 1030-99GRCJ                  14





                               The insurance protection rates actually charged will usually be lower than, and never will be higher than, the guaranteed rates.  We will determine the
                               Insurance Protection charge each month.  Any change in insurance protection rates will apply to all individuals in the same Underwriting Risk Class as the
                               Insureds.  We will review the actual insurance protection rates for this certificate whenever we change these rates for new certificates.  In any event, rates will be reviewed no more often than once each year, but not less than once in a five-year period.

MONTHLY MAINTENANCE            The Monthly Maintenance Fee shown on the Specifications Page will be
FEE                            deducted on each Monthly Processing Date.


FORM 1030-99GRCJ                  15







                               WHAT YOU SHOULD KNOW ABOUT THE VARIABLE ACCOUNT

VARIABLE ACCOUNT               The value of your certificate will vary if it is funded
                               through investments in the Sub-Accounts of the Variable Account. This account is separate from our Fixed Account. We have exclusive and absolute ownership and control of all assets, including those in the Variable Account.  However, the portion of assets in the Variable Account equal to the reserves and liabilities of the certificates that are supported by this account will not be charged with liabilities that arise out of any other business we conduct.

                               This account, established to support variable life insurance contracts, called
                               SPVL, is registered with the Securities and Exchange Commission (SEC) as a unit investment trust under the Investment Company Act of 1940.  It is also governed by the laws of the State of Massachusetts and the State of New York.  The laws of the state in which the certificate is delivered will apply.

                               This account has several Sub-Accounts. Each Sub-Account invests its assets in a separate series of a registered investment company (called a "Fund").  We reserve the right, when the law allows, to change the name of the Variable
                               Account or any of its Sub-Accounts.  A list of the available Sub-Accounts in which you may choose to invest is on the Application.

VARIABLE ACCOUNT               The payment you make to us will be allocated to the Money Market Fund
CERTIFICATE VALUE              Sub-Account on the date we receive the payment or the Date of Issue, if it occurs after the date we receive the payment.  This value will be transferred to the Sub-Accounts in accordance with your payment allocation no later than the expiration of the period during which you may exercise your right to cancel the certificate. Payments made thereafter that are allocated to the
                               Sub-Accounts will purchase additional units of the Sub-Accounts.

                               The number of units purchased in each Sub-Account is equal to the portion of the payment allocated to the Sub-Account, divided by the value of the applicable unit as of the valuation date the payment is received at our Home Office, or on the valuation date that value is transferred to the Sub-Account from another
                               Sub-Account or the Fixed Account.

                               The number of units will remain fixed unless (1) changed by a subsequent split of unit value, or (2) reduced because of a transfer, certificate loan, partial withdrawal, partial withdrawal transaction charge, monthly deductions, surrender or surrender charge allocated to the Sub-Account or (3) changed due to subsequent payments. Any transaction described in (2) will result in the cancellation of an appropriate number of units.  On each valuation date, we will value the assets of each Sub-Account where activity has occurred.  The
                               Certificate Value in a Sub-Account at any time is equal to the number of units this certificate then has in that Sub-Account multiplied by the Sub-Account's unit value.  The value of a unit for any Sub-Account for any valuation period is determined by multiplying that Sub-Account's unit value for the immediately preceding valuation period by the net investment factor for the valuation period for which the unit value is being calculated.  The unit value will reflect the investment advisory fee and other expenses incurred by the registered investment companies.

NET INVESTMENT FACTOR          This measures the investment performance of a Sub-Account during the valuation period that has just ended. The net investment factor is the result of [(a) plus (b), divided by (c)], minus (d) where:

                               (a)  is the net asset value per share of a Fund share held in the Sub-Account determined at the end of the current valuation period, plus


FORM 1030-99GRCJ                  16




                               (b)  is the per share amount of any dividend or capital gain distributions made by the Fund on shares held in the Sub-Account if the "ex-dividend" date occurs during the current valuation period.

                               (c)  is the net asset value per share of a Fund share held in the Sub-Account determined as of the end of the immediately preceding valuation period.

                               (d)  is a charge for mortality and expense risks in the valuation period. The current mortality and expense risk charge is shown on the Specifications Page.
                                    This charge may be increased or decreased, but will never exceed the maximum mortality and expense risk charge shown on the Specifications Page of the
                                    Certificate. Expense and mortality results shall not adversely affect this maximum charge.

                               Since the net investment factor may be more or less than one, the unit value may increase or decrease.  You bear the investment risk.  We reserve the right, subject to any required regulatory approvals, to change the method we use to determine the net investment factor.

VALUATION DATES AND            A valuation date is each day that the New York Stock Exchange (NYSE) is open
PERIODS                        for business and any other day that there is enough trading in the
                               Variable Account's underlying portfolio securities to materially affect the value of the Variable Account.  A valuation period is the period between valuation dates.

ADDITION, DELETION OR          We may not change the investment policy of the Variable Account without
SUBSTITUTION OF                the approval of the Insurance Commissioner of Massachusetts and the
INVESTMENTS                    Superintendent of Insurance in New York.  This approval process is on file with the Superintendent.

                               We reserve the right, subject to compliance with applicable law, to add, delete, or substitute the shares of a Fund that are held by the Variable Account or that the Variable Account may purchase. We also reserve the right to eliminate the shares of any Fund if they are no longer available for investment, or if we believe investing more in any Fund is no longer appropriate for the purposes of the Variable Account.

                               We will notify you before we substitute any of your shares in the Variable
                               Account.  This will not, however, prevent the Variable Account from buying other shares of underlying securities for other series or classes of policies, or from permitting a conversion between series or classes of policies or certificates when requested by the certificate owner.

                               We reserve the right to establish other Sub-Accounts, and to make them available to any class or series of policies as we think appropriate.  Each new
                               Sub-Account would invest in a new investment company or in shares of another open-end investment company.  We also reserve the right to eliminate or combine existing Sub-Accounts of the Variable Account and to transfer the assets between
                               Sub-Accounts, when allowed by law.

                               If we make any substitutions or changes that we believe are necessary or appropriate, we may make changes in this certificate by written notice to reflect the substitution or change.  If we think it is in the best interests of our certificate owners, we may operate the Variable Account as a management company under the Investment Company Act of 1940, or we may de-register it under that Act if registration is no longer required.  We may also combine it with other Separate Accounts.

FORM 1030-99GRCJ                  17




                               No material change in the underlying investment policy of a sub-account of the
                               Variable Account shall be made until 60 days have elapsed from the date of such change has been filed with the New York Superintendent of Insurance or such shorter period as the Superintendent may permit.  In the event of a material change in the underlying investment policy of a sub-account of the Variable
                               Account, you will be notified of the change. If you have certificate value in that sub-account, we will transfer it without charge on written request by you to another sub-account of the Variable Account or the Fixed Account.  We must receive your written request within sixty (60) days of the later of (1) the effective date of such change in the investment policy or (2) the receipt of notice of your right to transfer. You may then change your payment and deduction allocation percentages.


FEDERAL TAXES                  If we must pay taxes on the Variable Account, we will charge you for that tax.  Although the Variable Account is currently not taxable, we reserve the right to charge for taxes if it becomes taxable.

SPLITTING OF UNITS             We reserve the right to split the value of a unit, to either increase or decrease the number of units.  Any splitting of units will have no material effect on certificate benefits.


FORM 1030-99GRCJ                  18




                               WHAT YOU SHOULD KNOW ABOUT THE FIXED ACCOUNT

FIXED ACCOUNT                  The Fixed Account is a part of our General Account.  The General
                               Account consists of all assets owned by us, other than those in the Variable
                               Account and other Separate Accounts.  Except as limited by law, we have sole control over the investment of these General Account assets. You do not share directly in the investment experience of the General Account, but are allowed to allocate and transfer funds into the Fixed Account.

FIXED ACCOUNT INTEREST         The interest rate credited to Certificate Value in the Fixed Account is set by us.
RATES                          We will review this interest rate from time to time, at least once a year. The following guarantees apply to money in the Fixed Account:

                               -   The interest rate in effect on the Date of Issue is guaranteed until the next certificate anniversary, unless you borrow money from that Certificate
                                   Value.

                               -   The interest rate in effect on the day funds are transferred from a
                                   Sub-Account of the Variable Account to the Fixed Account is guaranteed until the next certificate anniversary, unless you borrow from that Certificate Value.

                               -   The interest rate in effect on a certificate anniversary is guaranteed for one year for those Certificate Values in the Fixed Account on the certificate anniversary as long as those values remain in the Fixed Account and are not borrowed.

                               -   The interest rate(s) we use for that portion of the Certificate Value that equals the Outstanding Loan  will be at least the minimum rates shown on the
                                   Specifications Page.  One of the rates shown is the Preferred Loan Rate which applies only to the portion of the Outstanding Loan that is secured by Earnings.

FIXED ACCOUNT CERTIFICATE      The Fixed Account certificate value on the date of issue is the net payment
VALUE                          allocated to the Fixed Account minus the first insurance protectin charge allocated to the Fixed Account.  On each Monthly Processing Date thereafter, the Certificate Value of the Fixed Account is equal to:

                               -   the Certificate Value in this account on the preceding Monthly Processing
                                   Date, if any,  increased by one month's interest, plus

                               -   payments received since the last Monthly Processing Date that are allocated to the Fixed Account plus the interest accrued from the date the payments are received by us, plus

                               -   Variable Account Certificate Value transferred to the Fixed Account from any Sub-Accounts since the preceding Monthly Processing Date, increased by interest from the date the Certificate Value is transferred, minus

                               -   Certificate Value transferred from the Fixed Account to a Sub-Account since the preceding Monthly Processing Date and interest accrued on these transfers from the transfer date to the Monthly Processing Date, minus


FORM 1030-99GRCJ                  19




                               -   partial withdrawals from the Fixed Account, partial withdrawal transaction charges and surrender charges since the last Monthly Processing Date, interest accrued on these withdrawals, and charges from the withdrawal date to the
                                   Monthly Processing Date, minus

                               -   the portion of the Monthly Deductions allocated to the Certificate Value in the Fixed Account.

                               During any certificate month the Fixed Account Certificate Value will be calculated on a consistent basis.  In no event will the Fixed Account
                               Certificate Value be less than the guaranteed cash value shown in the Paid-Up
                               Insurance Table after the paid-up option has been exercised.

BASIS OF VALUE OF THE          We  base the minimum surrender value in the Fixed Account on the minimum
FIXED ACCOUNT                  Fixed Account interest rates and mortality table shown on the
                               Specifications Page.  Actual Certificate Values are based on interest and insurance protection rates that we set.  We have filed a detailed description of the way we determine this value with the State Insurance Department. All values equal or exceed the minimums required by law in the state in which this certificate is delivered.

                               In no event will the Fixed Account Certificate Value be less than the guaranteed cash value shown in the Paid-Up Insurance Table after the Paid-Up Option has been exercised.


FORM 1030-99GRCJ                  20




                               WHAT YOU SHOULD KNOW ABOUT TRANSFERS


                               While the certificate is in force other than as paid-up insurance, you may transfer amounts between the Fixed Account and the Sub-Accounts or among
                               Sub-Accounts on request.

                               You may transfer, without charge, all of the Certificate Value in the Variable
                               Account to the Fixed Account once during the first 24 months after the certificate is issued in order to convert to a fixed-only product.  If you do so, future payments will be allocated to the Fixed Account unless you specify otherwise.  All other transfers are subject to the following rules and will be permitted with our approval.

                               The minimum and maximum amounts that may be transferred from the Fixed Account to the Variable Account shall be determined by us.  In no event will our rules provide for a minimum transfer of more than $500. The maximum transfer amount will not be less than the lesser of $10,000 or 10% of the certificate value.

                               Transfers to any sub-account of the Variable Account from the Fixed Account are permitted only if there has been at least a 180-day period since the last transfer from the Fixed Account.  There is no limit on the number of transfers between the sub-accounts of the Variable Account and there is no limit on the number of transfers between the sub-accounts of the Variable Account to the
                               Fixed Account.

                               If a transfer would reduce the Certificate Value in a Sub-Account to less than
                               $100, we reserve the right to include the remaining value in the amount transferred.

                               You will not be charged for the first twelve transfers in a certificate year, but a transfer charge of up to $25 may be made on each additional transfer. Any transfer charge will be deducted from the amount that is transferred. Transfers that result from a certificate loan or repayment of a loan are not subject to these rules.

FORM 1030-99GRCJ                  21





                               WHAT YOU SHOULD KNOW ABOUT DOLLAR COST AVERAGING

                               You may elect automatic transfers of at least $100 to be made from one sub-account (called the DCA sub-account in this provision) to one or more of the other sub-accounts of the Variable Account.  We will permit you to designate the
                               Money Market sub-account as the DCA sub-account.  Other sub-accounts or the
                               Fixed Account may be designated by you as the DCA sub-account subject to our consent.

                               Automatic transfers may be made monthly, quarterly, or on any other frequency permitted by the Company.  The Dollar Cost Averaging Option will be treated as one of the twelve free transfers permitted in a year without regard to how many sub-accounts are elected or the transfer frequency.  We reserve the right to limit the number of sub-accounts that may be utilized and we may discontinue this option at any time upon advance written notice to the Owner.

                               If an automatic transfer reduces the balance in the DCA sub-account to less than
                               $100, the entire balance will be transferred proportionately to the chosen
                               Sub-Account(s).

                               The Dollar Cost Averaging Option will end:

                               -   on the date specified in a notice sent by the Company when the remaining amount in the DCA sub-account is zero following an automatic transfer; or;

                               -   upon request.

                               We will send you a written notice when the Dollar Cost Averaging Option ends.
                               Payments allocated to the sub-account designated as the DCA sub-account after this option has ended will not automatically reinstate the option; you must make a new election.

                               The Dollar Cost Averaging Option and the Automatic Rebalancing Option may not be
                               in effect at the same time.


FORM 1030-99GRCJ                  22




                               WHAT YOU SHOULD KNOW ABOUT AUTOMATIC REBALANCING

                               By electing this option you may automatically rebalance the sub-accounts of the
                               Variable Account.  You may direct us to process such transfers monthly, quarterly, or on any other frequency permitted by the Company. When this option is elected, you will designate the percentage allocation for each of the
                               Sub-Accounts chosen.  On each periodic transfer date we will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the designated percentage allocation mix.

                               The automatic Rebalancing Option will be treated as one of the twelve free transfers permitted in a certificate year without regard to how many sub-accounts are elected or the transfer frequency.  If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made.  The arrangement may be terminated on written request.
                               We reserve the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the option upon advance written notice to you.

                               The Dollar Cost Averaging Option and the Automatic Rebalancing Option may not be
                               in effect at the same time.


FORM 1030-99GRCJ                  23




                               WHAT YOU SHOULD KNOW ABOUT BORROWING FROM YOUR CERTIFICATE


                               To borrow from this certificate, the only collateral you will need is the certificate itself.

AMOUNT YOU MAY BORROW          Except as otherwise provided in the paid-up insurance
                               option, the maximum loan amount is 90% of the Certificate Value less the surrender charge.  You may borrow an amount subject to the minimum shown on the
                               Specifications Page, up to the maximum loan amount minus any Outstanding Loan.
                               You are advised to consult with a tax advisor before making a Certificate Loan.

                               If you do not specify from which accounts you want to borrow, we will allocate the loan Pro Rata.  In order to secure the Outstanding Loan, we will transfer the Certificate Value in each Sub-Account equal to the certificate loan allocated to each Sub-Account to the Fixed Account.

LOAN INTEREST                  You will pay interest on your loan at an annual rate indicated on the Specifications Page.  Interest accrues daily and is payable at the end of each certificate year.  Any interest that is not paid on time will be added to the loan principal and bear interest at the same rate.  If this makes the principal higher than the Certificate Value in the Fixed Account, we will offset this shortfall by transferring funds from the Sub- Accounts to the Fixed
                               Account.  We will allocate the transferred amount among the Sub-Accounts in the same proportion that the value in each Sub-Account has to the total value in all of them.

PREFERRED LOAN                 The Preferred Loan is that portion of the Certificate Loan which is secured by Earnings.  The guaranteed minimum interest rate credited to the
                               Certificate Value which secures a Preferred loan is shown in the Specifications
                               Page.

REPAYING THE                   You may repay the Outstanding Loan at any time before this certificate
OUTSTANDING LOAN               lapses.  When you repay it, we will transfer the Certificate
                               Value that is securing the loan in the Fixed Account to the various Sub-Accounts and increase the value in them.  You may tell us how to allocate repayments.
                               Otherwise, we will allocate them according to the most recent payment allocation choices you have made.  Loan repayments made to the Variable Account cannot be higher than the amounts you transferred to secure the Outstanding Loan.

FORECLOSURE                    If at any time the amount of the Outstanding Loan is higher than the Certificate Value minus the surrender charge, we will terminate the certificate.  We will mail a notice of this termination to the last known address of you and any Assignee.  If the excess Outstanding Loan is not paid within 62 days after this notice is mailed, the certificate will terminate with no value.  You may reinstate this certificate according to the Reinstatement provision.

FORM 1030-99GRCJ                  24




                               WHAT YOU SHOULD KNOW ABOUT SURRENDERS AND PARTIAL WITHDRAWALS

SURRENDER                      You may cancel this certificate and receive its surrender value as long as either  Insured is living on the date we receive your Written Request at our Home Office.  The certificate will be canceled on that day.  You may choose to receive the surrender value in a lump sum or under a benefit option.

SURRENDER VALUE                Except as otherwise provided in the paid-up insurance option, the surrender value equals the Certificate Value minus the Outstanding Loan and surrender charge.  You will find the surrender charge on the Specifications
                               Page.

PARTIAL WITHDRAWALS            Partial withdrawals are not allowed if your certificate is in force as paid-up insurance.  You may withdraw part of the surrender value on
                               Written Request prior to the Final Payment Date.  Each withdrawal must be at least $1,000.  We will deduct a 2% withdrawal transaction charge (maximum $25)
                               from the Certificate Value each time you make a partial withdrawal.

                               We will not permit a partial withdrawal if it reduces the Certificate Value amount to less than the minimum amount shown on the Specifications Page.

                               The Face Amount will be reduced proportionately based on the ratio of the amount of the partial withdrawal and charges to the Certificate Value on the date of
                               withdrawal.   The Certificate Value will be reduced by the amount of the partial withdrawal, the partial withdrawal transaction charge and any applicable surrender charges.

                               For example, the Face Amount is $500,000 and the Certificate Value is $95,000.
                               If you make a withdrawal of $25,000 (including the partial withdrawal charge and surrender charge), the adjustment will be calculated as follows:

                               1.  $25,000 divided by $95,000 = 26.3%

                               2.  $500,000 x 26.3 = $131,500 (amount of reduction)

                               3.  $500,000 - $131,500 = $368,500 (resulting Face Amount)

                               4.  $95,000 - $25,000 = $70,000 (resulting Certificate Value)

FREE WITHDRAWAL AMOUNT         The free withdrawal amount will not be subject to the surrender charge as described on the Specifications Page.  This amount equals (a) minus (b), where:

                               (a)  is the free withdrawal amount shown on the Specifications Page, and

                               (b)  is the total of the withdrawals (or portions of them) made in the same certificate year that were exempt from the surrender charge.

                               The free withdrawal amount is first deducted from Earnings.  Withdrawals in excess of the free withdrawal amount are deducted from payments not previously considered withdrawn on a last-in, first-out basis.  Surrender charges applicable to the excess withdrawal are described on the Specifications Page.

                               If you do not allocate a partial withdrawal and its charges between the Fixed
                               Account and each Sub-Account, we will automatically allocate them Pro Rata.

FORM 1030-99GRCJ                  25



POSTPONEMENT OF                We may postpone any transfer from the Variable Account, or payment
PAYMENT                        allocated to the Variable Account of any  amount payable on:

                               -   surrender

                               -   partial withdrawal

                               -   transfer

                               -   certificate loan

                               -   death of the Insured

                               The postponement will continue during any period when:

                               -   the NYSE is closed for days other than weekends and holidays, or

                               -   the SEC has determined that such an emergency exists that disposal of portfolio securities or valuation of assets is not reasonably practical.

                               We also may postpone any transfer from the Fixed Account or payment of any portion of the amount payable on a surrender, partial withdrawal or certificate loan from the Fixed Account for not more than six months from the day we receive your Written Request and your certificate, if it is required. We will pay interest if our payment is not mailed or delivered within ten days of the date a valid request is made; however, no interest shall be paid if such interest is less than $25 or the delay in payment is pursuant to New York law.  A "valid request" is made when all documentation necessary to complete the transaction is received at Home Office.  The interest rate credited will be the same rate applied to proceeds held by us under Payment Option C.  No payment will be deferred to pay premiums on policies with the Company.

                               PAID UP INSURANCE OPTION

BENEFIT                        This is second-to-die insurance, usually having a reduced face amount for the lifetime of the insureds with no further premiums due.  The amount of paid-up insurance is the amount that the surrender value can purchase for a net single premium at the insured's ages and underwriting classes on the date this option is exercised.  The paid-up insurance death benefit may not exceed the death benefit in effect on the date this option is exercised, any excess surrender value will be paid to you.

BASIS OF VALUES                The certificate value and net single premium of the paid-up insurance meet the minimum standards which are set by state law.  The net single premium for both insureds is based on the Commissioners 1980 Standard Ordinary
                               Mortality Table D, Smoker or Non-Smoker, (or appropriate increases in such tables for non-standard risks).  Interest will not be less than 4 1/2%. See page
                               6a for the table showing the guaranteed net single premiums per $1,000 of insurance.

EXERCISE OF OPTION             The paid-up insurance option may be exercised by you on written request while either insured is living.  Certificate value in the Variable Account will be transferred to the Fixed Account on the date your written request to exercise this option is received in our Principal Office.  We will issue supplemental specification pages that show the certificate is paid up effective as of the monthly payment date following receipt of the written request.

                               The supplemental specification pages will show:

                               The effective date of paid up insurance,

                               The paid-up death benefit,

                               Guaranteed cash surrender values, and

                               Riders.


FORM 1030-99GRCJ                  26




                               If both insureds die prior to the effective date, the Company will pay the death proceeds in effect under this certificate on the date of death of the second-to-die.

EFFECT ON THE CERTIFICATE      After the certificate becomes paid up, no further payments may be made by you.
                               You may not make partial withdrawals or transfer funds to the Variable Account; however, you may make certificate loans or surrender the certificate for its net cash value.
                               Riders will continue only with our consent.  The guaranteed cash value of the paid-up insurance equals the net single premium for the paid-up insurance at the insured's attained age. The net single premium is determined on the same basis as is used for the purchase price of the paid-up insurance.  The net cash value is the cash value less any outstanding loan.  The loan value of paid-up insurance is the amount that, with interest at 6% per year, equals the cash value of the paid-up certificate as of the next certificate anniversary.

                               WHAT YOU SHOULD KNOW ABOUT THE DEATH BENEFIT

NET DEATH BENEFIT              If the surviving Insured dies before the Final Payment Date, we will pay the net death benefit upon receipt at the Home Office of proof of the surviving Insured's death.  Except as otherwise provided in the Paid-Up
                               Insurance Option, the net death benefit is the Face Amount at the time of death of the second-to-die or the guideline minimum sum insured, if greater, reduced by any Outstanding Loan, rider charges and monthly deductions due and unpaid through the certificate month in which the surviving Insured dies, as well as any partial withdrawals and surrender charges.  We will pay interest from the date of the second death to the date the net death benefit is paid. If the surviving Insured dies after the Final Payment Date, and the Paid-Up Insurance
                               Option has not been exercised, we will pay the Certificate Value minus any
                               Outstanding Loans.   We will pay interest from the date we receive the death
                               certificate.  If you choose a lump sum payment, the interest rate will be at least 3% a year, or the minimum rate set by law, if greater.

REQUIRED MINIMUM               In order to qualify as "life insurance" under the federal tax law, this certificate
AMOUNT OF DEATH BENEFIT        must provide a minimum death benefit.  This is called the "guideline minimum sum nsured" in the tax code.  This is calculated by multiplying the Certificate Value by the percentages shown in the Guideline Minimum Sum Insured Table on the
                               Specifications Page. The guideline minimum sum insured varies by the younger insured's attained age.  The amounts shown in the Table are determined according to federal tax law, and will be adjusted according to any changes in that law.

                               CONTINUATION OF INSURED'S COVERAGE AFTER DISCONTINUATION OF THE POLICY

                               If the group policy is discontinued, any certificate then in effect will remain in force under the discontinued policy, provided it is not cancelled or surrendered by the certificate owner.


FORM 1030-99GRCJ                  27




                               WHAT YOU SHOULD KNOW ABOUT THE BENEFIT OPTIONS

BENEFIT OPTIONS                You may choose one of the following options for receiving
                               the surrender value or the net death benefit.  We will give the payee a certificate describing the benefit option you selected.  If you make no choice, we will pay the benefits in a single, lump sum.

                               We will pay all benefits from the Fixed Account.  Benefits may not be allocated to the Variable Account.  The amounts payable under these options, for each
                               $1,000 applied, will be:

                               (a)  the rate per $1,000 of benefit based on our non-guaranteed current benefit option rates for this class of certificates, or

                               (b)  the rate in this certificate for the applicable benefit option, whichever is greater.

                               If you choose a benefit option, the beneficiary may, when filing a proof of claim, pay us any amount that otherwise would be deducted from the proceeds.

OPTION A:  BENEFITS FOR A      We will make equal payments for any selected number of years up to 30 years.
SPECIFIED NUMBER OF            These payments may be made annually, semi-annually, quarterly or monthly,
YEARS (TABLE A)                whichever you choose.

OPTION B:  LIFETIME            Benefits are based on the age of the person who receives the money (called
MONTHLY BENEFIT (TABLE B)      the payee) on the date the first payment will be made.  You may choose one of the three following options to specify when benefits will cease:

                               -   when the payee dies with no further benefits due (Life Annuity);

                               -   when the payee dies but not before the total benefit payments made by us equals the amount applied under this option (Life Annuity with Installment
                                   Refund); or

                               -   when the payee dies but not before 10 years have elapsed from the date of the first payment (Life Annuity with Payments Guaranteed for 10 years).

OPTION C:  INTEREST            We will pay interest at a rate we determine each year.  It will not be less than
BENEFITS                       3% per year.  We will make payments annually, semi-annually, quarterly, or monthly, whichever is preferred.  These benefits will stop when the amount left has been withdrawn.  If the payee dies, any unpaid balance plus accrued interest will be paid in a lump sum.

OPTION D:  BENEFITS FOR A      Interest will be credited to the unpaid balance and we will make payments until
SPECIFIED AMOUNT               the unpaid balance is gone.  We will credit interest at a
                               rate we determine each year, but not less than 3%.  We will make payments annually, semi-annually, quarterly, or monthly, whichever is preferred.  The benefit level chosen must provide for an annual benefit of at least 8% of the amount applied.

OPTION E:  LIFETIME            We will pay a benefit jointly to two payees during their joint lifetime.
MONTHLY BENEFITS FOR TWO       After one payee dies, the benefits to the survivor will be:
PAYEES (TABLE E)
                               -   the same as the original amount, or

                               -   in an amount equal to 2/3 of the original amount.



FORM 1030-99GRCJ                  28




                               Benefits are based on the payees' ages on the date the first payment is due.
                               Benefits will end when the second payee dies.


SELECTING BENEFIT OPTIONS      The amount we apply under any one option for any one payee must be at least $5,000, and the periodic payment for any one payee must be at least $50.

                               You may change any option you select before the net death benefit is paid, subject to the Owner and Beneficiary provisions.  If you make no selection, the beneficiary may choose an option when the benefits become payable.

                               If the amount of monthly income benefits under Option B for the age of the payee is the same for different periods certain, the payee will be entitled to the longest period certain for the payee's age.

                               You may give the beneficiary the right to change from Option C or D to any other option at any time.  If Option C or D is chosen by the payee when this certificate becomes a claim, the payee may reserve the right to change to any other option.  The payee who elects to change options must be the payee under the option selected.

ADDITIONAL DEPOSITS            An additional deposit may be added to any proceeds when they are applied under Option B and E.  We reserve the right to limit the amount of any additional deposit. We may levy a charge of no more than 3% on any additional deposits.

RIGHTS AND LIMITATIONS         A payee has no right to assign any amount payable under any option, nor to demand a lump sum benefit in place of any amount payable under Options B or E.
                               A payee will have the right to receive a lump sum in place of installments under
                               Option A.  The payee must provide us with a Written Request to reserve this right.
                               If the right to receive a lump sum is exercised, we will determine the lump sum benefit at the same interest rates used to calculate the installments.  The amount left under Option C and any unpaid balance under Option D, may be withdrawn only as noted in the Written Request selecting the option.

                               A corporate or fiduciary payee may select only Option A, C or D, subject to our approval.


BENEFIT DATES                  The first payment under any option, except Option C, will be due on the date this certificate matures, by death or otherwise, unless another date is designated.  Benefits under Option C begin at the end of the first benefit period.

                               The last payment under any option will be made as stated in the option's description.  However, if a payee under Options B or E dies before the due date of the second monthly payment, the amount applied, minus the first monthly payment, will be paid in a lump sum or under any option other than Option E.
                               This payment will be made to the surviving payee under Option E or the succeeding payee under Option B.

BENEFIT RATES                  The Benefit Option Tables show benefit amounts for Option A, B and E. If you choose one of these options, either within five years of the date of surrender or the date the proceeds are otherwise payable, we will apply either the benefit rates listed in the Tables, or the rates we use on the date the proceeds are paid, whichever is more favorable.  Benefits that begin more than five years after that date, or as a result of additional deposits, will be based on the rates we use on the date the first benefit is due.

FORM 1030-99GRCJ                  29

                                BENEFIT OPTIONS

                                                       YEARS    ANNUAL      SEMI-ANNUAL   QUARTERLY   MONTHLY
             TABLE A                                    1       1000.00       504.30        53.23     84.65

BENEFITS FOR SPECIFIED NUMBER                           2       508.60        256.49        128.79    43.05

             OF YEARS                                   3       344.86        173.91        87.33     29.19

PAYMENT FOR EACH $1,000 OF CERTIFICATE                  4       263.04        132.65        66.61     22.27

          VALUE APPLIED                                 5       213.99        107.92        54.19     18.12

These tables are based on an annual interest            6       181.32        91.44         43.92     15.35
        rate of 3 1/2%.
                                                        7       158.01        79.69         40.01     13.38

                                                        8       140.56        70.88         35.59     11.90

                                                        9       127.00        64.05         32.16     10.75

                                                        10      116.18        58.59         29.42     9.83

                                                        11      107.34        54.13         27.18     9.09

                                                        12      99.98         50.42         25.32     8.46

                                                        13      93.78         47.29         23.75     7.94

                                                        14      88.47         44.62         22.40     7.49

                                                        15      83.89         42.31         21.24     7.10

                                                        16      79.89         40.29         20.23     6.76

                                                        17      76.37         38.51         19.34     6.47

                                                        18      73.25         36.94         18.55     6.20

                                                        19      70.47         35.54         17.85     5.97

                                                        20      67.98         34.28         17.22     5.75

                                                        21      65.74         33.15         16.65     5.56

                                                        22      63.70         32.13         16.13     5.39

                                                        23      61.85         31.19         15.66     5.24

                                                        24      60.17         30.34         15.24     5.09

                                                        25      58.62         29.56         14.85     4.96

                                                        26      57.20         28.85         14.49     4.84

                                                        27      55.90         28.19         14.15     4.73

                                                        28      54.69         27.58         13.85     4.63

                                                        29      53.57         27.02         13.57     4.53

                                                        30      52.53         26.49         13.30     4.45


FORM 1030-99GRCJ                                                   30

                               LIFE INCOME OPTION TABLES

                           MONTHLY ANNUITY BENEFIT PAYMENT

                  FOR EACH $1,000 OF CERTIFICATE VALUE APPLIED

                                      TABLE B

                        Life Annuity with
Age  Nearest        Payments Guaranteed for                           Life Annuity with
Birthday                  10 Years              "Life" Annuity        Installment Refund
50                            4.22                   4.24                   4.14

51                            4.28                   4.31                   4.19

52                            4.34                   4.37                   4.25

53                            4.41                   4.44                   4.31

54                            4.48                   4.52                   4.37

55                            4.55                   4.59                   4.43

56                            4.63                   4.68                   4.50

57                            4.71                   4.76                   4.57

58                            4.80                   4.86                   4.65

59                            4.89                   4.96                   4.73

60                            4.98                   5.06                   4.82

61                            5.08                   5.18                   4.90

62                            5.19                   5.30                   5.00

63                            5.30                   5.43                   5.10

64                            5.42                   5.56                   5.20

65                            5.55                   5.71                   5.31

66                            5.68                   5.87                   5.43

67                            5.81                   6.04                   5.55

68                            5.96                   6.22                   5.68

69                            6.11                   6.41                   5.81

70                            6.26                   6.62                   5.96

71                            6.43                   6.84                   6.11

72                            6.60                   7.08                   6.27

73                            6.77                   7.34                   6.44

74                            6.95                   7.62                   6.62

75                            7.13                   7.91                   6.81


     These tables are based on an annual interest rate of 31/2% and the 1983(a)
Individual Mortality Table using a blend reflecting 40% of the male rate and 60% of the female rate.


FORM 1030-99GRCJ                                31

                           MONTHLY ANNUITY BENEFIT PAYMENT

                   FOR EACH $1,000 OF CERTIFICATE VALUE APPLIED


TABLE E1                                                 TABLE E2

Joint and Survivor Life Annuity Older Age                Joint and Two-Thirds Survivor Life Annuity
                                                                                         Older Age

      50     55     60     65     70     75     80        50       55      60     65     70     75     80
Y    50     3.91   3.97   4.02   4.05   4.07   4.09      4.10    4.25    4.40    4.57   4.76   4.96   5.18

O    55            4.18   4.26   4.32   4.36   4.39      4.41            4.60    4.80   5.02   5.26   5.50

U    60                   4.54   4.65   4.73   4.78      4.81                    5.08   5.35   5.63   5.92

N    65                          5.04   5.19   5.29      5.35                           5.74   6.10   6.46

G    70                                 5.75   5.95      6.08                                  6.67   7.15

E    75                                        6.77      7.06                                         8.04

R    80                                                  8.29

A

G

E


                       These tables are based on an annual interest rate of 3 1/2%
           and the 1983(a) Individual Mortality Table using a proportional blend of 50%
                                           male & 50% female.

              MODIFIED SINGLE PAYMENT SECOND-TO-DIE VARIABLE LIFE INSURANCE CERTIFICATE
                                           NON-PARTICIPATING


FORM 1030-99GRCJ                                      32